As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284510

PROSPECTUS SUPPLEMENT

(To Prospectus Supplement Dated November 4, 2025 and Prospectus Dated January 27, 2025)

SERIES A PERPETUAL STRIKE PREFERRED STOCK ANNEX

8.00% Series A Perpetual Strike Preferred Stock

We have entered into an Omnibus Sales Agreement (the “Sales Agreement”) with TD Securities (USA) LLC, Barclays Capital Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Cantor Fitzgerald & Co., Clear Street LLC, Compass Point Research & Trading, LLC, H.C. Wainwright & Co., LLC, Keefe, Bruyette & Woods, Inc., Maxim Group LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Santander US Capital Markets LLC, SG Americas Securities, LLC, and TCBI Securities Inc. doing business as Texas Capital Securities (collectively, the “Agents”), dated November 4, 2025, relating to the sale of shares of our class A common stock, par value $0.001 per share, and shares of several series of our preferred stock, par value $0.001 per share. In accordance with the terms of the Sales Agreement, under this prospectus supplement relating to the sale of our 8.00% Series A Perpetual Strike Preferred Stock (the “STRK Stock Annex”), we may offer and sell shares of our 8.00% Series A Perpetual Strike Preferred Stock (“STRK Stock”) having an aggregate offering price of up to $20,340,632,356.64 from time to time through one or more of the Agents, acting as our sales agents. The shares of STRK Stock offered hereunder are among the securities described in the base prospectus supplement dated November 4, 2025 that we filed with the Securities and Exchange Commission on such date (the “base prospectus supplement”) and an accompanying prospectus dated January 27, 2025. This STRK Stock Annex should be read in conjunction with that base prospectus supplement and accompanying prospectus and the contents of that base prospectus supplement and accompanying prospectus are incorporated by reference into this Common Stock Annex.

We had previously registered the offer, issuance and sale of up to $21,000,000,000 of our STRK Stock under a prospectus supplement dated March 10, 2025. Prior to the date of this STRK Stock Annex, we have previously sold 6,618,518 shares of STRK Stock under such prior prospectus supplement for gross proceeds of $659,367,643.36, with shares of STRK Stock with an aggregate offering price of up to $20,340,632,356.64 remaining unsold under such offering. As of the date of this STRK Stock Annex, we have terminated such prior offering of STRK Stock and the sales agreement relating to such prior offering and such unsold shares of STRK Stock will no longer be offered and sold under the prior prospectus supplement. Instead, the remaining $20,340,632,356.64 shares of our STRK Stock will be offered and sold under this STRK Stock Annex, the accompanying base prospectus supplement dated November 4, 2025 and the accompanying prospectus.

Our STRK Stock is listed on The Nasdaq Global Select Market under the trading symbol “STRK.” On November 3, 2025, the last reported sale price of our STRK Stock as reported on The Nasdaq Global Select Market was $88.60 per share, and the last reported sale price of our class A common stock as reported on The Nasdaq Global Select Market was $264.67 per share.

STRK STOCK

The up to $20,340,632,356.64 of shares of STRK Stock that we may offer and sell under this STRK Stock Annex and the accompanying base prospectus supplement and prospectus constitutes a further issuance of the 13,918,518 shares of STRK Stock outstanding as of the date of this STRK Stock Annex. Other than the issue date, the first regular dividend record date and the first regular dividend payment date, the STRK Stock that we may offer and sell under this STRK Stock Annex and the accompanying base prospectus supplement and prospectus will have terms identical to, will have the same CUSIP number as, and will vote together with, the STRK Stock outstanding as of the date of this STRK Stock Annex immediately upon issuance.

The liquidation preference of the STRK Stock is $100 as of the date of this STRK Stock Annex. On July 7, 2025, we filed a certificate of amendment (the “STRK Amendment”) with the Secretary of State of the State of Delaware to the STRK Stock certificate of designations so that, together with other conforming changes, the STRK Stock has a liquidation preference that is initially $100 per share; provided, however, that, effective immediately after the close of business on each business day on or after July 7, 2025 (and, on or after July 7, 2025, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of STRK Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of STRK Stock will be adjusted to be the greatest of (i) the stated amount of $100 per share of STRK Stock (the “stated amount”); (ii) in the case of any business day on or after July 7, 2025 with respect to which we have, on such business day or any business day during the ten trading day period preceding such business day, executed any sale transaction to be settled by the issuance of STRK Stock, an amount equal to the “last reported sale price” (as defined in this STRK Stock Annex) per share of STRK Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of STRK Stock for each trading day of the ten consecutive trading days immediately preceding such business day; provided that, for purposes of the definition of liquidation preference, the execution of the STRK Amendment will be treated as an execution of a sale transaction settled by the issuance of STRK Stock. We intend to seek common stockholder ratification of the STRK Amendment. Until such ratification has been completed, investors should treat the STRK Amendment as being subject to ratification.

The STRK Stock accumulates cumulative dividends, which we refer to as “regular dividends,” at a rate per annum equal to 8.00% on the $100 per share liquidation preference thereof (or, upon ratification of the STRK Amendment, the stated amount). Regular dividends on the STRK Stock are payable when, as and if declared by our board of directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year. Declared regular dividends on the STRK Stock are payable, at our election, in cash, shares of our class A common stock or a combination of cash and shares of our class A common stock, in the manner, and subject to the provisions, described in this STRK Stock Annex.

Subject to certain limitations, holders of STRK Stock (“preferred stockholders”) have the right to convert some or all of their shares of STRK Stock on any business day into shares of our class A common stock (together, if applicable, with cash in lieu of any fractional share of class A common stock) at the then-applicable conversion rate. The initial conversion rate is 0.1000 shares of class A common stock per share of STRK Stock, which represents an initial conversion price of $1,000.00 per share of class A common stock, and is subject to adjustment as described in this STRK Stock Annex.

We have the right, at our election, to redeem all, and not less than all, of the STRK Stock, at any time, for cash if the total aggregate liquidation preference (or, upon ratification of the STRK Amendment, the aggregate stated amount) of all STRK Stock then outstanding is less than $182,500,000 (which is equal to 25% of the aggregate initial liquidation preference (or, upon ratification of the STRK Amendment, the aggregate initial stated amount) of the STRK Stock issued on February 5, 2025). In addition, we have the right to redeem all, but not less than all, of the STRK Stock if a “tax event” (as defined in this STRK Stock Annex) occurs. The redemption price for any STRK Stock to be redeemed will be a cash amount equal to the liquidation preference (or, upon ratification of the STRK Amendment, the liquidation preference as of the business day immediately before the date we send the related redemption notice) of the STRK Stock to be redeemed (or, in the case of a redemption in connection with a tax event, the greater of (1) the liquidation preference (or, upon ratification of the STRK Amendment, the liquidation preference as of the business day immediately before the date the we send the related redemption notice) of the STRK Stock to be redeemed; and (2) the average of the last reported sale prices per share of STRK Stock for the five consecutive trading days ending on, and including, the trading day immediately before the date on which we send the related redemption notice), plus accumulated and unpaid regular dividends to, but excluding, the redemption date.

If a “fundamental change” (as defined in this STRK Stock Annex) occurs, then, except as described in this STRK Stock Annex, preferred stockholders will have the right (which we refer to as the “fundamental change repurchase right”) to require us to repurchase some or all of their shares of STRK Stock at a cash repurchase price equal to the liquidation preference (or, upon ratification of the STRK Amendment, the stated amount) of the STRK Stock to be repurchased, plus accumulated and unpaid regular dividends, if any, to, but excluding the fundamental change repurchase date.

Our business and an investment in the STRK Stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page SA-10 of this STRK Stock Annex, under the caption “Risk Factors,” “Risk Factors Related to the ATM Offering Programs” and “Risk Factor Updates” in the accompanying base prospectus supplement dated November 4, 2025 and prospectus and in the documents incorporated by reference into the accompanying base prospectus supplement dated November 4, 2025 and prospectus.

Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of these securities or passed upon the adequacy or accuracy of this STRK Stock Annex, the accompanying base prospectus supplement dated November 4, 2025 or the prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the STRK Stock in book-entry form only through the facilities of The Depository Trust Company on or about the next trading day following the date of purchase.

TD Securities	Barclays	The Benchmark Company	BTIG

Canaccord Genuity	Cantor	Clear Street	Compass Point

H.C. Wainwright & Co.	Keefe, Bruyette & Woods A Stifel Company	Maxim Group LLC	Mizuho

Morgan Stanley	Santander	SOCIETE GENERALE	Texas Capital Securities

November 4, 2025

ADDITIONAL DOCUMENTS RELATED TO THE OFFERING

You should read this STRK Stock Annex in conjunction with the base prospectus supplement dated November 4, 2025 and the accompanying prospectus dated January 27, 2025. This STRK Stock Annex contains the specific terms of the STRK Stock and of our at-the-market offering of up to $20,340,632,356.64 of shares our of STRK Stock and the base prospectus supplement describes the terms applicable to our at-the-market offerings of class A common stock and preferred stock in general. You should carefully consider, among other things, the matters set forth under “Risk Factors Related to the ATM Offering Programs” in the base prospectus supplement and “Risk Factors” in this STRK Stock Annex.

You may access the base prospectus supplement and accompanying prospectus on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website): https://www.sec.gov/Archives/edgar/data/1050446/000119312525263653/d87896d424b2.htm

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

STRK STOCK ANNEX

SA-i

THE OFFERING

The summary below describes the principal terms of the offering and the STRK Stock. The summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this STRK Stock Annex and the accompanying base prospectus supplement and prospectus. Certain of the terms of the STRK Stock described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of STRK Stock.” As used in this section, (i) “we,” “us” and “our” refer to Strategy Inc and not to its subsidiaries; and (ii) “preferred stockholder” refers to a registered holder of the STRK Stock.

Issuer	Strategy Inc

Securities Offered	Shares of our 8.00% Series A Perpetual Strike Preferred Stock, which we refer to as the “STRK Stock,” having an aggregate offering price of up to $20,340,632,356.64.

Manner of Offering	“At the market” offering that may be made from time to time through the Agents. See “Plan of Distribution” beginning on page SA-71 of this STRK Stock Annex.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin and for working capital, and may also use the net proceeds for the payment of cash dividends declared from time to time on shares of any dividend senior stock (as defined below) then outstanding. See “Use of Proceeds” on page SA-21 of this STRK Stock Annex.

Bitcoin is a highly volatile asset that has traded below $70,000 per bitcoin and above $120,000 per bitcoin in our principal market in the 12 months preceding the date of this STRK Stock Annex. Bitcoin does not pay interest or other returns and so our ability to generate cash from our bitcoin holdings depends on sales. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering, and there can be no assurance as to whether or when we will realize any cash proceeds from our contemplated acquisition of bitcoin.

Liquidation Preference

The liquidation preference of the STRK Stock is $100 as of the date of this STRK Stock Annex. On July 7, 2025, we filed a certificate of amendment (the “STRK Amendment”) with the Secretary of State of the State of Delaware to the STRK Stock certificate of designations so that, together with other conforming changes, the STRK Stock has a liquidation preference that is initially $100 per share; provided, however, that, effective immediately after the close of business on each business day on or after July 7, 2025 (and, on or after July 7, 2025, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of STRK Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of STRK Stock will be adjusted to be the greatest of (i) the stated amount of $100 per share of STRK Stock (the “stated amount”); (ii) in the case of any business day on or after July 7, 2025 with respect to which we have, on such business day or any business day during the ten trading day period preceding such business day, executed any sale transaction to be settled by the issuance of STRK Stock, an amount equal to the “last reported sale price” (as defined in this STRK Stock Annex) per share of STRK Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of STRK Stock for each trading day of the ten consecutive trading days immediately preceding such business day; provided that, for purposes of the definition of liquidation preference, the execution of the STRK Amendment will be treated as an execution of a sale transaction settled by the issuance of STRK Stock. We intend to seek common stockholder ratification of the STRK Amendment. Until such ratification has been completed, investors should treat the STRK Amendment as being subject to ratification.

Regular Dividend Payment Dates	March 31, June 30, September 30 and December 31 of each year.

Regular Record Dates	March 15, June 15, September 15 and December 15. For the avoidance of doubt, a holder of any shares of STRK Stock that are issued in this offering after 5:00 p.m., New York City time, on a regular record date relating to a declared regular dividend on the STRK Stock will not be entitled to receive such regular dividend with respect to such shares.

Regular Dividends	The STRK Stock accumulates cumulative dividends, which we refer to as “regular dividends,” at a rate per annum equal to 8.00% on the liquidation preference thereof (or, upon ratification of the STRK Amendment, the stated amount thereof), regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described in this STRK Stock Annex, regular dividends are payable when, as and if declared by our board of directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each regular dividend payment date to the preferred stockholders of record as of the close of business on the regular record date immediately preceding the applicable regular dividend payment date. For the avoidance of doubt, if a dividend is declared with respect to outstanding STRK Stock, any STRK Stock offered and sold hereby, and issued at or before 5:00 p.m., New York City time, on the record date for such declared dividend, will be entitled to payment of such declared dividend (including the portion that was accrued but unpaid before the issuance of such STRK Stock).

Declared regular dividends on the STRK Stock are payable, at our election, in cash, shares of our class A common stock or a combination of cash and shares of our class A common stock, in the manner, and subject to the provisions, described in this STRK Stock Annex. If we elect to pay any portion of a declared regular dividend in shares of our class A common stock, then those shares will be valued at 95% of the “daily VWAP” (as defined in this STRK Stock Annex) per share of class A common stock on the third “VWAP trading day” (as defined in this STRK Stock Annex) preceding the regular dividend payment date for such regular dividend, which we refer to as “regular dividend stock price.” However, notwithstanding anything to the contrary, in no event will the total number of shares of class A common stock issuable per share of STRK Stock as payment for a declared regular dividend exceed an amount equal to (x) the total dollar amount of such declared regular dividend per share of STRK Stock (including, for the avoidance of doubt, the portion thereof that we have elected to pay in shares of class A common stock), divided by (y) the “floor price” (as defined in this STRK Stock Annex). If the number of shares that we deliver is limited as a result of this provision, then we will, to the extent we are legally able to do so and not prohibited by the terms of any “dividend senior stock” (as defined in this STRK Stock Annex), declare and pay the related deficiency in cash. For the avoidance of doubt, to the extent we fail to pay such deficiency in cash, the amount of such deficiency will constitute unpaid regular dividends and will accumulate compounded dividends as described in this STRK Stock Annex. The initial floor price is $119.03 per share of class A common stock and is subject to adjustment in the manner described in this STRK Stock Annex. In lieu of delivering any fractional share of class A common stock otherwise issuable as payment for all or any portion of a declared dividend that we have duly elected to pay in shares of class A common stock, we will, to the extent we are legally able to do so and not prohibited by the terms of any dividend senior stock, pay cash based on the daily VWAP per share of our class A common stock on the third VWAP trading day preceding the regular dividend payment date for such regular dividend.

If any accumulated regular dividend (or any portion thereof) on the STRK Stock is not paid on the applicable regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then additional regular dividends, which we refer to as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend, compounded quarterly at the regular dividend rate, from, and including, such regular dividend payment date to, but excluding, the date the same, including all compounded dividends thereon, is paid in full. See “Description of STRK Stock—Regular Dividends.”

We expect to fund any dividends paid in cash on the STRK Stock primarily through additional capital raising activities, including, but not limited to, at-the-market offerings of our class A common stock and our junior preferred stock. See “Risk Factors—Risks Relating to the STRK Stock and This Offering—We may not have sufficient funds to pay dividends in cash on the STRK Stock, or we may choose not to pay dividends on the STRK Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”

Conversion at the Option of the Preferred Stockholders	Subject to certain limitations, preferred stockholders have the right to convert some or all of their shares of STRK Stock on any business day into shares of our class A common stock (together, if applicable, with cash in lieu of any fractional share of class A common stock) at the then-applicable conversion rate. The initial conversion rate is 0.1000 shares of class A common stock per share of STRK Stock, which represents an initial conversion price of $1,000.00 per share of class A common stock, and is subject to adjustment as described in this STRK Stock Annex.

See “Description of STRK Stock—Conversion Rights.”

Optional Redemption	We have the right, at our election, to redeem all, and not less than all, of the STRK Stock, at any time, for cash if the total aggregate liquidation preference (or, upon ratification of the STRK Amendment, the aggregate stated amount) of all STRK Stock then outstanding is less than $182,500,000 (which is equal to 25% of the aggregate initial liquidation preference (or, upon ratification of the STRK Amendment, the aggregate initial stated amount) of the STRK Stock issued on February 5, 2025). We refer to a redemption pursuant to this provision as an “optional redemption.” The redemption price for any STRK Stock to be redeemed pursuant to an optional redemption will be a cash amount equal to the liquidation preference (or, upon ratification of the STRK Amendment, the liquidation preference as of the business day immediately before the date we send the related redemption notice) of the STRK Stock to be redeemed, plus accumulated and unpaid regular dividends to, but excluding, the redemption date.

See “Description of STRK Stock—Redemption at Our Option—Optional Redemption.”

Redemption Upon Tax Event	In addition to the redemption right described above, we have the right, at our election, to redeem all, and not less than all, of the STRK Stock, at any time, for cash if a “tax event” (as defined in this STRK Stock Annex) occurs. We refer to a redemption pursuant to this provision as a “tax redemption.” The redemption price for any STRK Stock to be redeemed pursuant to a tax redemption will be a cash amount equal to (i) the greater of (1) the liquidation preference (or, upon ratification of the STRK Amendment, the liquidation preference as of the business day immediately before the date the we send the related redemption notice) of the STRK Stock to be redeemed; and (2) the average of the last reported sale prices per share of STRK Stock for the five consecutive trading days ending on, and including, the trading day immediately before the date on which we send the related redemption notice, plus (ii) accumulated and unpaid regular dividends to, but excluding, the redemption date.

See “Description of STRK Stock—Redemption at Our Option—Tax Redemption.”

Repurchase at the Option of the Preferred Stockholders After a Fundamental Change	If a “fundamental change” (as defined in this STRK Stock Annex) occurs, then, except as described in this STRK Stock Annex, preferred stockholders will have the right (which we refer to as the “fundamental change repurchase right”) to require us to repurchase some or all of their shares of STRK Stock at a cash repurchase price equal to the liquidation preference (or, upon ratification of the STRK Amendment, the stated amount) of the STRK Stock to be repurchased, plus accumulated and unpaid regular dividends, if any, to, but excluding the fundamental change repurchase date.

See “Description of STRK Stock—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRK Stock.”

Voting Rights	The STRK Stock has no voting rights except as described in this STRK Stock Annex or as provided in our certificate of incorporation or required by the Delaware General Corporation Law.

If less than the full amount of accumulated and unpaid regular dividends on the outstanding STRK Stock have been declared and paid in respect of each of (i) four or more consecutive regular dividend payment dates; and (ii) eight or more consecutive regular dividend payment dates, then, in each case, subject to the other provisions described in this STRK Stock Annex, the authorized number of our directors will automatically increase by one (or we will vacate the office of one director) and the holders of the STRK Stock, voting together as a single class with the holders of each class or series of “voting parity stock” (as defined in this STRK Stock Annex), if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, will have the right to elect one director (which we refer to as a “preferred stock director”) to fill such directorship at our next annual meeting of stockholders (or, if earlier, at a special meeting of our stockholders called for such purpose). If, thereafter, all accumulated and unpaid dividends on the outstanding STRK Stock have been paid in full, then the right of the holders of the STRK Stock to elect any preferred stock directors will terminate.

Upon the termination of such right with respect to the STRK Stock and all other outstanding voting parity stock, if any, the term of office of each person then serving as a preferred stock director will immediately and automatically terminate (and, if the authorized number of our directors was increased by one or two, as applicable, in connection with such election, then the authorized number of our directors will automatically decrease by one or two, as applicable).

Subject to the exceptions and limitations described in this STRK Stock Annex, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the STRK Stock and such voting parity stock will be required for certain transactions or events, including (i) certain amendments to our certificate of incorporation or the certificate of designations establishing the terms of the STRK Stock; (ii) certain consolidations, combinations and mergers involving us; and (iii) certain binding or statutory share exchanges or reclassifications involving the STRK Stock.

See “Description of STRK Stock—Voting Rights.”

Ranking	The STRK Stock ranks as follows:

•

senior to (i) “dividend junior stock” (as defined in this STRK Stock Annex, and which includes our class A common stock, our class B common stock and our 10.00% Series A Perpetual Stride Preferred Stock (“STRD Stock”)) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined in this STRK Stock Annex, and which includes our class A common stock, our class B common stock and our STRD Stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•

equally with (i) “dividend parity stock” (as defined in this STRK Stock Annex) with respect to the payment of dividends; and (ii) “liquidation parity stock” (as defined in this STRK Stock Annex) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•

junior to (i) dividend senior stock (as defined in this STRK Stock Annex, and which includes our 10.00% Series A Perpetual Strife Preferred Stock (“STRF Stock”) and our Variable Rate Series A Perpetual Stretch Preferred Stock (“STRC Stock”)) with respect to the payment of dividends; and (ii) “liquidation senior stock” (as defined in this STRK Stock Annex, and which includes our STRF Stock and STRC Stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•	junior to our existing and future indebtedness (including all of our issued and outstanding convertible notes); and

•	structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.

•

As of September 30, 2025, excluding intercompany indebtedness, we had approximately $8.24 billion in aggregate principal amount of consolidated indebtedness outstanding. Additionally, as of October 31, 2025, there were 12,470,812 shares of STRF Stock outstanding, 28,011,111 shares of STRC Stock outstanding, 12,539,683 shares of STRD Stock outstanding, and no dividend parity stock or liquidation parity stock outstanding. Our indebtedness, our STRF Stock and STRC Stock rank senior to the STRK Stock.

Transfer Agent, Paying Agent and Conversion Agent for the STRK Stock	U.S. Bank Trust Company, National Association.

Listing	The STRK Stock is listed on The Nasdaq Global Select Market under the symbol “STRK.” On November 3, 2025, the last reported sale price of our STRK Stock was $88.60 per share.

The Nasdaq Global Select Market Symbol for Our Class A Common Stock	Our class A common stock is listed on The Nasdaq Global Select Market under the symbol “MSTR.” On November 3, 2025, the last reported sale price of our class A common stock was $264.67 per share.

Risk Factors	Investing in the STRK Stock involves risks. See the “Risk Factors” section of this STRK Annex and the “Risk Factors,” “Risk Factors Related to the ATM Offering Programs” and “Risk Factors Updates” sections contained in the accompanying base prospectus supplement and prospectus and in the documents incorporated by reference into the accompanying base prospectus supplement and prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our STRK Stock.

Material United States Federal Income Tax Considerations	For a description of the material U.S. federal income tax consequences of purchasing, owning, converting and disposing of the STRK Stock and owning and disposing of the shares of our class A common stock received in respect of the STRK Stock, see “Material United States Federal Income Tax Considerations.” In particular, holders should review the discussion under “Material United States Federal Income Tax Considerations—Fast-Pay Stock Regulations” regarding the potentially adverse consequences that would apply if any shares of STRK Stock were treated as “fast-pay” stock.

Book-Entry Form	We will initially issue the STRK Stock in the form of one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (which we refer to as “DTC”), which we will deposit with the transfer agent as custodian for DTC. Beneficial interests in global certificates will be shown on, and transfers of STRK Stock represented by global certificates will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical certificates representing any STRK Stock. See “Description of STRK Stock—Book Entry, Settlement and Clearance.”

Shares Outstanding After This Offering	Immediately after the consummation of this offering, up to 243,496,761 shares of STRK Stock, assuming sales of $20,340,632,356.64 shares of our STRK Stock in this offering at a price of $88.60 per share, which was the last reported sale price of our STRK Stock on The Nasdaq Global Select Market on November 3, 2025, 12,470,812 shares of STRF Stock, 28,011,111 shares of STRC Stock, 12,539,683 shares of STRD Stock, 19,640,250 shares of class B common stock, and 267,713,485 shares of our class A common stock will be outstanding. The actual number of STRK Stock issued in this offering will vary depending on the actual sales price in this offering. For purposes of this calculation, we have used the number of shares of STRK Stock, STRF Stock, STRC Stock, STRD Stock, class B common stock, and class A common stock that were outstanding as of October 31, 2025.

The number of shares of our class A common stock that will be outstanding immediately after this offering as shown above includes any shares of class A common stock that were to be issued pursuant to options that had been exercised or restricted stock units that have vested, but which in each case were pending issuance as of such date. The number of shares of our class A common stock outstanding as of October 31, 2025 as used throughout this STRK Stock Annex, unless otherwise indicated, excludes:

•

1,391,851 shares of class A common stock issuable upon conversion of the 13,918,518 shares of STRK Stock outstanding as of October 31, 2025 and the shares of class A common stock issuable upon conversion of the STRK Stock to be issued in this offering;

•	3,726,959 shares of class A common stock issuable upon exercise of stock options outstanding as of October 31, 2025 at a weighted average exercise price of $42.36 per share;

•	806,624 shares of class A common stock issuable upon the vesting of restricted stock units outstanding as of October 31, 2025;

•	558,528 shares of class A common stock issuable upon the vesting of performance stock units outstanding as of October 31, 2025;

•

2,914,040 and 463,596 additional shares of class A common stock available as of October 31, 2025 for future issuance under our 2023 Equity Incentive Plan, as amended, and 2021 Employee Stock Purchase Plan, respectively;

•	19,640,250 shares of class A common stock issuable upon conversion of shares of class B common stock issued and outstanding as of October 31, 2025;

•

5,513,489 shares of class A common stock potentially issuable as of October 31, 2025 upon conversion of our 0.625% Convertible Senior Notes due 2028, subject to adjustment in accordance with the terms of such notes;

•

4,461,600 shares of class A common stock potentially issuable as of October 31, 2025 upon conversion of our 0% Convertible Senior Notes due 2029, subject to adjustment in accordance with the terms of such notes;

•

5,341,600 shares of class A common stock potentially issuable as of October 31, 2025 upon conversion of our 0.625% Convertible Senior Notes due 2030, subject to adjustment in accordance with the terms of such notes;

•

4,614,400 shares of class A common stock potentially issuable as of October 31, 2025 upon conversion of our 0% Convertible Senior Notes due 2030, subject to adjustment in accordance with the terms of such notes;

•

2,593,931 shares of class A common stock potentially issuable as of October 31, 2025 upon conversion of our 0.875% Convertible Senior Notes due 2031, subject to adjustment in accordance with the terms of such notes;

•

3,915,200 shares of class A common stock potentially issuable as of October 31, 2025 upon conversion of our 2.25% Convertible Senior Notes due 2032, subject to adjustment in accordance with the terms of such notes; and

•

59,902,388 shares of class A common stock which are available for sale (assuming such shares are sold at $264.67 per share, the last reported sale price of our class A common stock as reported on The Nasdaq Global Select Market on November 3, 2025), pursuant to Sales Agreement.

RISK FACTORS

An investment in the STRK Stock involves a high degree of risk. Before deciding whether to invest in the STRK Stock, you should carefully consider the risks described below, the risks described under the sections captioned “Risk Factors,” “Risk Factors Related to the ATM Offering Programs” and “Risk Factor Updates” contained in the accompanying base prospectus supplement and prospectus and in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q, and any of our Current Reports on Form 8-K, each of which are incorporated by reference herein in their entirety, together with other information in this STRK Stock Annex, in the accompanying base prospectus supplement and prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed, resulting in a loss of all or part of your investment. As used in this section, (i) “we,” “us” and “our” refer to Strategy Inc and not to its subsidiaries; and (ii) “preferred stockholder” refers to a registered holder of the STRK Stock.

Risks Relating to the STRK Stock and This Offering

Although the STRK Stock is senior to our class A common stock, class B common stock and STRD Stock, it is junior to our existing and future indebtedness, junior to our STRF Stock and STRC Stock, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other series of preferred stock then outstanding.

If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then our assets will be available to distribute to our equity holders, including holders of the STRK Stock, only if all of our then outstanding indebtedness is first paid in full. The remaining assets, if any, would then be allocated among the holders of our equity securities in accordance with their respective liquidation rights. Since our STRF Stock and STRC Stock is liquidation senior stock, we would be required to pay the amounts due upon such liquidation senior stock in full before making any payments on the STRK Stock. If we issue any additional liquidation senior stock in the future, then we would be required to pay the amounts due upon such additional liquidation senior stock in full before making any payments on the STRK Stock. If any assets remain after any liquidation senior stock is paid in full, those assets will be distributed pro rata among holders of the STRK Stock and any liquidation parity stock then outstanding. There may be insufficient remaining assets available to pay the liquidation preference (or, upon ratification of the STRK Amendment, the stated amount) and unpaid accumulated dividends on the STRK Stock. Our outstanding STRF Stock and STRC Stock are dividend senior stock to the STRK Stock, and if we issue any additional dividend senior stock in the future, such dividend senior stock could contain provisions that prohibit us from paying accumulated dividends on the STRK Stock or purchasing, redeeming or acquiring the STRK Stock until and unless we first pay accumulated dividends in full on such dividend senior stock. As of September 30, 2025, excluding intercompany indebtedness, we had approximately $8.24 billion in aggregate principal amount of consolidated indebtedness outstanding which ranks senior to the STRK Stock. Additionally, as of October 31, 2025, there were 12,470,812 shares of STRF Stock outstanding and 28,011,111 shares of STRC Stock outstanding, all of which would rank senior to the STRK Stock.

In addition, our subsidiaries have no obligation to pay any amounts on the STRK Stock. If any of our subsidiaries liquidates, dissolves or winds up, whether voluntarily or involuntarily, then we, as a direct or indirect common equity owner of that subsidiary, will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary, and, accordingly, the assets of that subsidiary may never be available to make payments on the STRK Stock.

We may not have sufficient funds to pay dividends in cash on the STRK Stock, or we may choose not to pay dividends on the STRK Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.

We expect to fund any dividends paid in cash on the STRK Stock primarily through additional capital raising activities, including, but not limited to, at-the-market offerings of our class A common stock and our junior preferred stock. However, our ability to declare and pay cash dividends on the STRK Stock will depend on many factors, including the following:

•	our financial condition, including the amount of cash we have on hand;

•	the amount of cash, if any, generated by our operations and financing activities (including our ability to raise additional capital from the equity capital markets on favorable terms or at all);

•

our anticipated financing needs, including the amounts needed to service our indebtedness or other obligations, which may be impacted by our ability to sell equity which is reliant on maintaining effective registration statements, certain market conditions, such as sufficient liquid trading volume for our stock, the market price of our securities, the value of our bitcoin holdings, investor sentiment and the general public perception of bitcoin, our strategy and our value proposition;

•	the degree to which we decide to reinvest any cash generated by our operations or financing activities to fund our future operations;

•	the ability of our subsidiaries to distribute funds to us;

•	regulatory restrictions on our ability to pay dividends, including under the Delaware General Corporation Law;

•	our ability to sell equity securities under existing or new at-the-market offering programs, including this offering; and

•	contractual restrictions on our ability to pay dividends.

In addition, subject to a limited exception, as described under the caption “Description of STRK Stock—Regular Dividends,” our board of directors may choose not to declare or pay accumulated dividends on the STRK Stock for any reason. Accordingly, we may pay less than the full amount of accumulated dividends on the STRK Stock. In addition, if we fail to declare and pay accumulated dividends on the STRK Stock in full, then the trading price of the STRK Stock will likely decline.

Provisions contained in the instruments governing our future indebtedness may restrict or prohibit us from paying cash dividends on the STRK Stock. If the terms of our indebtedness restrict or prohibit us from paying dividends, then we may seek to refinance that indebtedness or seek a waiver that would permit the payment of dividends. However, we may be unable or may choose not to refinance the indebtedness or obtain a waiver.

Under the Delaware General Corporation Law, we may declare dividends on the STRK Stock only out of our “surplus” (which generally means our total assets less total liabilities, each measured at their fair market values, less statutory capital), or, if there is no surplus, out of our net profits for the current or the immediately preceding fiscal year. We may not have sufficient surplus or net profits to declare and pay dividends on the STRK Stock in cash.

If we are unable or, if permitted, decide not to pay accumulated dividends on the STRK Stock in cash, then we may, but are not obligated to (subject to a limited exception, as described under the caption “Description of STRK Stock—Regular Dividends”), elect to pay dividends in shares of our class A common stock. However, the payment of dividends in shares of our class A common stock will expose you to dilution and the risk of fluctuations in the price of our class A common stock, as described further in this “Risk Factors” section. Additionally, even if we choose to pay dividends on the STRK Stock in shares of class A common stock, the number of shares of class A common stock that we are permitted to deliver may be limited as described under “Description of STRK Stock—Regular Dividends—Method of Payment—Regular Dividends Paid Partially or Entirely in Shares of Class A Common Stock.”

If we fail to declare and pay full dividends on our STRF Stock or STRC Stock, we will be prohibited from paying dividends on the STRK Stock. Moreover, if we fail to declare and pay full dividends on the STRK Stock, then we will be prohibited from paying dividends on our class A common stock and any other junior securities, subject to limited exceptions. Although we do not currently pay dividends on our class A common stock, we may decide to do so in the future. In that case, a reduction or elimination of dividends on our class A common stock may cause the trading price of our class A common stock to decline, which, in turn, will likely depress the trading price of the STRK Stock.

Not all events that may adversely affect the trading price of the STRK Stock and our class A common stock will result in an adjustment to the conversion rate.

The conversion rate is subject to adjustment for certain events, including:

•	certain stock dividends, splits and combinations;

•	the issuance of certain rights, options or warrants to holders of our class A common stock;

•	certain distributions of assets, debt securities, capital stock or other property to holders of our class A common stock;

•	cash dividends on our class A common stock; and

•	certain tender or exchange offers.

See “Description of STRK Stock—Conversion Rights—Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of class A common stock (or securities exercisable for, or convertible into, class A common stock) for cash, that may adversely affect the trading price of the STRK Stock and our class A common stock. An event may occur that adversely affects the preferred stockholders and the trading price of the STRK Stock and the underlying shares of our class A common stock but that does not result in an adjustment to the conversion rate.

Certain events that can significantly reduce, or eliminate entirely, the option value of the conversion right of the STRK Stock will not require an adjustment to the conversion rate. For example, if we are party to a business combination transaction pursuant to which our class A common stock is acquired solely for cash, then, pursuant to the provisions described below under the caption “Description of STRK Stock—Conversion Rights—Effect of Class A Common Stock Change Event,” the STRK Stock will become convertible solely into cash, which will eliminate the time value, and may harm the option value, of the conversion right of the STRK Stock. Similarly, a de-listing of our class A common stock will likely severely reduce the liquidity of the market for our class A common stock and the volatility of the trading price of our class A common stock, which, in turn, will likely reduce the option value of the conversion right of the STRK Stock significantly. None of these, or certain other, events will, in themselves, require an adjustment to the conversion rate to compensate preferred stockholders for their lost option value.

Many convertible instruments contain “make-whole” provisions that adjust the conversion rate in a manner that is designed to compensate investors for lost option value upon the occurrence of specified events. The STRK Stock does not contain such a provision. Accordingly, we may engage in transactions that significantly reduce the option value of the conversion right of the STRK Stock without a corresponding adjustment to the conversion rate.

The STRK Stock has only limited voting rights.

The STRK Stock confers no voting rights except with respect to certain dividend arrearages, certain amendments to the terms of the STRK Stock, and certain other limited circumstances described in this STRK Stock Annex and except as required by the Delaware General Corporation Law. Holding STRK Stock does not confer the right to vote on an as-converted basis with holders of our class A common stock on matters on which our class A common stockholders are entitled to vote. For example, holders of STRK Stock, as such, do not have the right to vote in the general election of our directors, although those holders will have a limited right, voting together with holders of any voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, to elect one director upon the occurrence of each of the following events: (i) if less than the full amount of accumulated and unpaid regular dividends on the outstanding STRK Stock have been declared and paid in respect of each of four or more consecutive regular dividend payment dates; and (ii) if less than the full amount of accumulated and unpaid regular dividends on the outstanding STRK Stock have been declared and paid in respect of eight or more consecutive regular dividend payment dates. See “Description of STRK Stock—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.” Accordingly, the voting provisions of the STRK Stock may not afford you with meaningful protections for your investment.

Without the consent of any holder of our STRK Stock, we may issue preferred stock in the future that ranks equally with or senior to the STRK Stock with respect to dividends and liquidation rights, which may adversely affect the rights of holders of STRK Stock.

Without the consent of any holder of STRK Stock, we may authorize and issue preferred stock (including additional STRK Stock) that ranks equally with or senior to the STRK Stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up. If we issue any such preferred stock in the future, the rights of holders of the STRK Stock will be diluted and the trading price of the STRK Stock may decline. For example, the STRF Stock and STRC Stock contain, and if we issue any additional dividend senior stock in the future such dividend senior stock could contain, provisions that prohibit us from paying accumulated dividends on the STRK Stock or purchasing, redeeming or acquiring the STRK Stock until and unless we first pay accumulated dividends in full on such dividend senior stock.

A liquid trading market for the STRK Stock may not be maintained.

Although we have listed the STRK Stock on The Nasdaq Global Select Market, a liquid trading market for the STRK Stock may not continue to develop or be maintained, and the listing may be subsequently withdrawn. Accordingly, you may not be able to sell your STRK Stock at the times you wish to or at favorable prices, if at all. The liquidity of the trading market, if any, and future trading prices of the STRK Stock will depend on many factors, including, among other things, the trading price and volatility of our class A common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible securities has been volatile. Market volatility could significantly harm the market for the STRK Stock, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our class A common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the STRK Stock.

We expect that the trading price of our class A common stock will significantly affect the trading price of the STRK Stock, which could result in greater volatility in the trading price of the STRK Stock than would be expected for non-convertible securities. The trading price of our class A common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the captions “Where You Can Find Additional Information; Incorporation by Reference” in the accompanying base prospectus supplement, among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the STRK Stock. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the STRK Stock. In particular, there have been recent concerns regarding expected increases in both short- and long-term interest rates, driven in part by a projected rise in inflation, and if those concerns prove to be valid, then the trading price of the STRK Stock may fall significantly.

The market price of our class A common stock has been and may continue to be volatile, which could result in substantial losses for investors in the class A common stock, including holders of any shares of class A common stock issued upon the conversion of the STRK Stock.

The market price of our class A common stock has historically been volatile, and this volatility has been significant in recent periods. Since August 11, 2020, the date on which we announced our initial purchase of bitcoin, the closing price of our class A common stock has increased from $12.36 as of August 10, 2020, the last trading day before our announcement, to $264.67 as of November 3, 2025, and has traded as high as $543.00 and as low as $13.26 during such period, and the daily trading volume was as high as 100,444,000 shares and as low as 385,000 shares during such period. All amounts in the preceding sentence have been adjusted to reflect our 10-for-1 stock split by means of stock dividend, following which trading of our class A common stock commenced on a split-adjusted basis at market open on August 8, 2024. The market price of our class A common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include, but are not limited to:

•	fluctuations in the price of bitcoin, of which we have significant holdings, and in which we expect we will continue to make significant purchases and announcements about our transactions in bitcoin;

•	changes to our bitcoin strategy;

•	changes to or failure by us to meet our targets or published guidance for our bitcoin strategy, capital plan, and financial results;

•	announcement of additional capital raising transactions;

•	regulatory, commercial and technical developments related to bitcoin or the Bitcoin blockchain;

•	quarterly variations in our results of operations or those of our competitors;

•

announcements about our earnings that are not in line with analyst expectations, the likelihood of which may be enhanced because it is our policy not to give guidance relating to our anticipated financial performance in future periods;

•	announcements by us or our competitors of acquisitions, dispositions, new offerings, significant contracts, commercial relationships, or capital commitments;

•	our ability to develop, market, and deliver new and enhanced offerings on a timely basis;

•	commencement of, or our involvement in, litigation;

•	recommendations by securities analysts or changes in earnings estimates and our ability to meet those estimates;

•

investor perception of us, including as compared to investment vehicles that are designed to track the price of bitcoin, such as spot bitcoin exchange-traded products, and other companies that pursue strategies similar to ours of acquiring bitcoin or other digital assets;

•	announcements by our competitors of their earnings that are not in line with analyst expectations;

•	the volume of shares of our class A common stock, STRK Stock and other securities available for public sale;

•	sales or purchases of stock by us or by our stockholders and issuances of awards under our equity incentive plan; and

•

general economic conditions and slow or negative growth of related markets, including as a result of war, terrorism, infectious diseases (such as COVID-19), natural disasters and other global events, and government responses to such events.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. In addition, the stock market and the market for both bitcoin-influenced and technology companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies in those markets. In particular, recent trading prices of our class A common stock may reflect market dynamics that are not connected to traditional software and business intelligence industry fundamentals, or to valuation methods commonly associated with operating companies in these industries or with companies engaged predominantly in passive investments in bitcoin or other commodities, such as exchange-traded funds. Our equity market capitalization as of December 31, 2024 was well in excess of our stockholders’ equity calculated in accordance with U.S. GAAP and in excess of valuations that might traditionally be expected based on our operating performance, cash flows and net assets. Investors may therefore be unable to assess the value our class A common stock or evaluate the risks of an investment in us using traditional or commonly used enterprise valuation methods. We cannot predict how these dynamics may evolve over time, or whether or how long they may last. These market and industry factors may seriously harm the market price of our class A common stock, regardless of our actual operating performance, resulting in substantial losses for investors in our class A common stock, including holders of any shares of class A common stock issued upon the conversion of the STRK Stock.

Future sales or other dilution of our class A common stock, including other equity-related securities, could dilute our existing stockholders or otherwise depress the market price of our class A common stock and the STRK Stock.

Future sales of our class A common stock in the public market, or the perception that such sales could occur, or the issuance of class A common stock upon the conversion of the STRK Stock could negatively impact the market price of our class A common stock, and, accordingly, the trading price of the STRK Stock. The terms of the STRK Stock do not restrict our ability to issue additional STRK Stock, class A common stock, STRF Stock, STRC Stock, STRD Stock or other equity-related securities in the future. Future sales or issuances of additional STRK Stock, class A common stock or other equity-related securities could be dilutive to holders of STRK Stock, including purchasers of STRK Stock in this offering and holders of any shares of class A common stock issued upon conversion of the STRK Stock, and could adversely affect their voting and other rights and economic interests, and could have a similar impact with respect to the STRK Stock. If we issue additional shares of STRK Stock, shares of class A common stock (including as payment for regular dividends on the STRK Stock), or other equity-related securities, the trading price of our class A common stock and the STRK Stock may decline. We cannot predict the size of future issuances of our class A common stock, STRK Stock or other securities or the effect, if any, that future sales and issuances of our class A common stock, STRK Stock and other securities would have on the market price of our class A common stock and the STRK Stock.

In addition, the existence of the STRK Stock may encourage short selling by market participants because the conversion of the STRK Stock could be used to satisfy short positions, or anticipated conversion of the STRK Stock into shares of class A common stock could depress the price of our class A common stock. The sale or the availability for sale of a large number of shares of class A common stock in the public market could cause the market price of our class A common stock to decline.

Recent and future regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the STRK Stock and the ability of investors to implement a convertible arbitrage trading strategy.

We expect that many investors in the STRK Stock, including potential purchasers of the STRK Stock from investors in this offering, will seek to employ a convertible arbitrage strategy. Under this strategy, investors typically sell short a certain number of shares of our class A common stock and adjust their short position over time while they continue to hold the STRK Stock. Investors may also implement this type of strategy by entering into swaps on our class A common stock in lieu of, or in addition to, short selling shares of our class A common stock.

The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our class A common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our class A common stock or enter into equity swaps on our class A common stock could depress the trading price of, and the liquidity of the market for, the STRK Stock.

In addition, the liquidity of the market for our class A common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our class A common stock with an investor of the STRK Stock. These and other market events could make implementing a convertible arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the STRK Stock that seek to employ a convertible arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the STRK Stock may significantly decline.

Holders of STRK Stock may be treated as receiving deemed distributions and/or receive distributions paid in class A common stock, and consequently may be subject to tax with respect to the STRK Stock under certain circumstances, even though no corresponding distribution of cash has been made.

Under Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), holders of STRK Stock may be treated as receiving a deemed distribution on the STRK Stock under certain circumstances, including (i) an increase in the liquidation preference of the STRK Stock or (ii) if the STRK Stock is issued at a discount. Upon ratification of the STRK Amendment, the liquidation preference of the STRK Stock is subject to adjustment in the manner described in the STRK Stock certificate of designations, which adjustments may give rise to a deemed distribution to holders of the STRK Stock. In addition, if our board of directors does not declare a dividend on the STRK Stock in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the STRK Stock that gives rise to a deemed dividend to holders of STRK Stock. Although the matter is not entirely clear, we believe such deferred dividend or discount (or, upon ratification of the STRK Amendment, adjustment of the liquidation preference of the STRK Stock in accordance with its terms) should not be treated as giving rise to a deemed distribution on the STRK Stock. However, there is no assurance that the IRS or an applicable withholding agent will not take a contrary position.

In addition, the conversion rate of the STRK Stock is subject to adjustment in certain circumstances. If and to the extent that certain adjustments in the conversion rate (or failures to adjust the conversion rate) increase the proportionate interest of a holder of STRK Stock in our assets or earnings and profits, the holder of STRK Stock may be deemed to have received for U.S. federal income tax purposes a deemed distribution without the receipt of any cash or property.

Furthermore, upon a conversion of STRK Stock into class A common stock, depending on the circumstances, any class A common stock received in respect of any deferred and unpaid dividend (and any dividend that has been declared and not yet paid as well as any accrued but unpaid dividend in the then-current dividend period) could be treated as a deemed distribution for U.S. federal income tax purposes.

Any deemed distribution or any distribution to holders of the STRK Stock that is paid in class A common stock will generally be taxable to the same extent as a cash distribution. In addition, for any holder of STRK Stock that is a non-U.S. holder (as defined in “Material United States Federal Income Tax Considerations”), any deemed distribution or non-cash distribution could be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Because deemed distributions or non-cash distributions received by a holder of STRK Stock would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay withholding (including backup withholding) on behalf of a holder of STRK Stock, we (or an applicable withholding agent) may set off any such payment against, or withhold such taxes from, payments of cash or delivery of shares of class A common stock to such holder of STRK Stock (or, in some circumstances, any payments on our class A common stock) or sales proceeds received by, or other funds or assets of, such holder of STRK Stock, or require alternative arrangements (e.g., deposit for taxes prior to delivery of such dividend in the form of class A common stock or of conversion consideration).

The application of the rules under Section 305 of the Code to the STRK Stock is uncertain, and holders of STRK Stock should consult their tax advisors about the impact of these rules in their particular situations.

Holders of STRK Stock may not be entitled to the dividends-received deduction or preferential tax rates applicable to qualified dividend income.

Distributions paid to corporate U.S. holders may be eligible for the dividends-received deduction and distributions paid to non-corporate U.S. holders may be subject to tax at the preferential tax rates applicable to “qualified dividend income” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes and certain holding period and other requirements are met. We do not have any accumulated earnings and profits, and do not expect to generate current earnings and profits in the current year or the foreseeable future. Accordingly, the distributions on the STRK Stock are generally not expected to qualify as dividends for U.S. federal income tax purposes in the current year or the foreseeable future.

We intend to provide public notice to the holders of STRK Stock to the extent that the distributions on STRK Stock are not treated as being made out of our current or accumulated earnings and profits. For the avoidance of doubt, our expectation on earnings and profits could change, therefore the U.S. federal income tax treatment of the distributions on STRK Stock could change. Holders of STRK Stock are encouraged to consult with their tax advisors regarding the implications of our current or accumulated earnings and profits for U.S. federal income tax purposes.

The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of STRK Stock.

Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. In addition, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant) (for such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the STRK Stock) or is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.

The determination of whether stock is fast-pay stock is based on all the facts and circumstances. To determine if it is fast-pay stock, stock is examined when issued, and, for stock that is not fast-pay stock when issued, when there is a significant modification in the terms of the stock or the related agreements or a significant change in the relevant facts and circumstances. The relevant tax regulations do not indicate the types of significant changes in facts and circumstances that are intended to give rise to such a determination.

We may issue shares of STRK Stock from time to time under this STRK Stock Annex (the “Offered Shares”) and may otherwise issue shares of STRK Stock (or resell any shares that we or any of our subsidiaries have purchased or otherwise acquired) from time to time (such issued or resold shares, the “Additional Shares”). We do not intend to issue any shares of STRK Stock that would be treated as fast-pay stock, and we do not believe that we structured the Offered Shares, or will structure any Additional Shares, such that dividends paid by us with respect to the STRK Stock will be economically a return of a stockholder’s investment. Moreover, we have obtained, and intend to obtain in the future, advice of counsel in connection with offerings of STRK Stock for the purpose of analyzing the consequences of issuing such shares, including in light of any legal developments regarding the definition of fast-pay stock. It is possible, however, that the Offered Shares or Additional Shares may be issued at a premium above their liquidation preference. Based on the expected overall circumstances of an offering of the Offered Shares or Additional Shares (such as our general expectation that the value of the conversion option would, at issuance, exceed the amount of any such premium and certain other factors) (and, upon ratification of the STRK Amendment, as the liquidation preference of the STRK Stock is subject to adjustment in the manner described in the STRK Stock certificate of designations), it is generally not expected that the Offered Shares or Additional Shares would be issued at such a level of premium above their liquidation preference at the time of sale of such Offered Shares or Additional Shares so as to implication the fast-pay stock rules. Nonetheless, there may be increased risk that the IRS could assert that such Offered Shares or Additional Shares constitute fast-pay stock.

Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on IRS Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Furthermore, certain material advisors would also be required to file a disclosure statement with the IRS. If we determine that we are required to file an IRS Form 8886 (including a protective filing) in connection with the potential issuance of fast-pay stock with respect to any STRK Stock, we intend to provide public notice to the applicable holders of the STRK Stock, which notice may be by a press release, by publication on our investor relations website, or by filing a current report on Form 8-K with the Securities and Exchange Commission.

Notwithstanding our intent not to issue STRK Stock that would be fast-pay stock, the rules regarding the definition of fast-pay stock are unclear in certain respects and, therefore, the IRS could disagree with our determination and treat Offered Shares or Additional Shares as fast-pay stock. In addition, even if a particular issuance of Offered Shares or Additional Shares is not fast-pay stock, the treatment of any other shares of STRK Stock—including other Offered Shares or any Additional Shares—as fast-pay stock (for example, as a result of a determination by the IRS or because they are issued at a premium to their liquidation preference) could result in adverse consequences to holders of all shares of STRK Stock because the shares may be indistinguishable from each other. See “—An issuance of STRK Stock could have an adverse tax profile, which could subject holders of any other shares of STRK Stock to adverse consequences” below.

Accordingly, holders of STRK Stock are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences to an investment in the STRK Stock.

An issuance of STRK Stock could have an adverse tax profile, which could subject holders of any other shares of STRK Stock to adverse consequences.

If we issue shares of STRK Stock—whether Offered Shares or Additional Shares—that have a different, and potentially adverse, tax profile or treatment for U.S. federal income tax purposes from your shares of STRK Stock, since all such shares would trade under the same CUSIP or other identifying number, your shares of STRK Stock may be treated by subsequent purchasers, withholding agents and potentially the IRS as having the same adverse tax profile or treatment if they are not otherwise distinguishable from the STRK Stock subject to such adverse treatment.

For example, notwithstanding our intent not to issue any shares of STRK Stock that are fast-pay stock, the IRS could assert that certain shares of STRK Stock constitute fast-pay stock, particularly if they are issued at a premium to their liquidation preference in their offering. See “—The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of STRK Stock” above.

Furthermore, if any shares of STRK Stock are issued at a price that exceeds their liquidation preference, such shares would constitute “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Code and any corporate U.S. holder generally will be required to reduce its tax basis (but not below zero) in the STRK Stock by the amount of any dividends-received deduction it receives. Upon ratification of the STRK Amendment, the liquidation preference of the STRK Stock is subject to adjustment in the manner described in the STRK Stock certificate of designations, which adjustments may be taken into account for purposes of disqualified preferred stock determination. If any shares of STRK Stock issued are considered disqualified preferred stock, the other shares of STRK Stock could also be subject to the same treatment as a practical matter due to fungible trading.

If any shares of STRK Stock are sold at a discount (or a greater discount that applies to any other shares of STRK Stock), such shares may be subject to U.S. tax rules (which are similar to the rules governing original issue discount for debt instruments) that require the accrual of such discount (or such greater discount) over the deemed term of the shares. In that event, the IRS or a withholding agent may treat any such discount as resulting in deemed distributions with respect to all the shares of STRK Stock, including those not issued at a discount (or issued at a lesser discount), which may be taxable before receipt of any cash payments attributable to any discount with respect to any shares of STRK Stock.

Because the IRS or other parties (such as withholding agents) may not be able to distinguish the shares of STRK Stock offered or resold from time to time, a holder of STRK Stock might be subject to adverse tax consequences or might be required to demonstrate to the IRS (or such other parties) that the holder purchased the STRK Stock in a specific offering to which those adverse tax consequences did not apply. Moreover, any adverse tax consequences as described above in connection with the issuance of any Offered Shares or Additional Shares may adversely affect the trading price of the STRK Stock. See “Material United States Federal Income Tax Considerations” for further discussion.

Provisions of the STRK Stock could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the STRK Stock could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this STRK Stock Annex, preferred stockholders will have the right to require us to repurchase their STRK Stock for cash. See “Description of STRK Stock—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRK Stock.” These fundamental change provisions could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that preferred stockholders or holders of our class A common stock may view as favorable.

Your investment in the STRK Stock may be harmed if we redeem the STRK Stock.

We have the right to redeem the STRK Stock in certain circumstances. See “Description of STRK Stock—Redemption at Our Option.” If we redeem your STRK Stock, then you may not be entitled to benefit from potential future appreciation in the trading price of our class A common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable dividend or interest rates.

You will not be compensated for the lost option value and lost dividends as a result of conversion upon a fundamental change.

If a “fundamental change” (as defined under the caption “Description of STRK Stock—Definitions”) occurs, a preferred stockholder may convert its STRK Stock at any time before the close of business on the business day immediately before the related fundamental change repurchase date to receive a number of shares of our class A common stock based on the conversion rate then in effect, as described under the caption “Description of STRK Stock—Conversion Rights.” Except as described under the caption “Description of STRK Stock—Conversion Rights—Treatment of Dividends Upon Conversion,” regular dividends on any share of STRK Stock will cease to accumulate from and after the conversion date for such share. The conversion rate will not be increased in connection with a fundamental change to compensate you for the lost option value, or the loss of potentially receiving future dividends, as a result of converting your STRK Stock upon a fundamental change.

Because the STRK Stock is held in book-entry form, holders of the STRK Stock must rely on DTC’s procedures to exercise their rights and remedies.

We initially issued the STRK Stock, and the STRK Stock sold in this offering will be initially issued, in the form of “global certificates” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global certificates are shown on, and transfers of global certificates are effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical certificates representing the STRK Stock. See “Description of STRK Stock—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global certificate, then you will not be considered an owner or holder of the STRK Stock. Instead, DTC or its nominee will be the sole holder of the STRK Stock. Payments of cash dividends and other cash amounts on global certificates will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global certificates and that those participants will credit the payments to indirect DTC participants. Unlike persons who have physical certificates registered in their names, owners of beneficial interests in global certificates will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders of the STRK Stock. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global certificates to vote on any requested actions on a timely basis.

Holding STRK Stock does not, in itself, confer any rights with respect to our class A common stock.

Holding STRK Stock does not confer any rights with respect to our class A common stock (including the voting rights of, and rights to receive any dividends or other distributions on, our class A common stock). However, holders of the STRK Stock are subject to all changes affecting our class A common stock to the extent the trading price of the STRK Stock depends on the market price of our class A common stock and to the extent they receive shares of our class A common stock upon conversion of the STRK Stock. For example, if we propose an amendment to our charter documents that requires the approval of our class A common stockholders but not the approval of the preferred stockholders, then holders of any STRK Stock will not, as such, be entitled to vote on the amendment, although those holders will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our class A common stock.

USE OF PROCEEDS

From time to time, we may issue and sell shares of our STRK Stock having aggregate sales proceeds of up to $20,340,632,356.64. Because there is no minimum offering amount required as a condition to effect this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin and for working capital, and may also use the net proceeds for the payment of cash dividends declared or expected to be declared by the board of directors from time to time on shares of any dividend senior stock then outstanding.

Bitcoin is a highly volatile asset that has traded below $70,000 per bitcoin and above $120,000 per bitcoin in our principal market in the 12 months preceding the date of this STRK Stock Annex. Bitcoin does not pay interest or other returns and so our ability to generate cash from our bitcoin holdings depends on sales. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering, and there can be no assurance as to whether or when we will realize any cash proceeds from our contemplated acquisition of bitcoin.

We have not determined the amount of net proceeds to be used specifically for any of these purposes. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve.

DESCRIPTION OF STRK STOCK

The following is a summary of certain provisions of the STRK Stock. It is only a summary and is not complete. The terms of our STRK Stock are set forth in a certificate of designations and, upon ratification of the STRK Amendment, as amended by the STRK Amendment (the “certificate of designations”) and our second restated certificate of incorporation (as amended and supplemented to date, the “certificate of incorporation”). We qualify this summary by referring you to the certificate of designations and our certificate of incorporation, because they, and not this summary, define your rights as a holder of the STRK Stock. We will provide you, upon written request, with a copy of the certificate of designations, which includes the form of the certificates that will represent the STRK Stock, and our certificate of incorporation, as provided under the caption “Where You Can Find Additional Information; Incorporation by Reference” in the accompanying base prospectus supplement.

Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the certificate of designations.

References to “we,” “us” and “our” in this section refer to Strategy Inc only and not to any of its subsidiaries.

This “Description of STRK Stock” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Capital Stock.”

Generally

Our certificate of incorporation authorizes us to issue up to 1,005,000,000 shares of preferred stock, $0.001 par value per share, in one or more series, and authorizes our board of directors to designate the preferences, rights and other terms of each series. Our board of directors has authorized the issuance of up to 33,200,000 shares of STRF Stock, 70,435,000 shares of STRC Stock, 269,800,000 shares of STRK Stock and 61,176,000 shares of STRD Stock. As of October 31, 2025, 13,918,518 shares of STRK Stock were outstanding.

The up to $20,340,632,356.64 of shares of STRK Stock that we may offer and sell under this STRK Stock Annex and the accompanying base prospectus supplement and prospectus constitutes a further issuance of the 13,918,518 shares of STRK Stock outstanding as of the date of this STRK Stock Annex. Other than the issue date, the first regular dividend record date and the first regular dividend payment date, the STRK Stock that we may offer and sell under this STRK Stock Annex and the accompanying base prospectus supplement and prospectus will have terms identical to, will have the same CUSIP number as, and will vote together with, the STRK Stock outstanding as of the date of this STRK Stock Annex immediately upon issuance.

Without the consent of any holder, we may, by resolution of our board of directors, increase the total number of authorized shares of STRK Stock, except that in no event will such increase be by an amount that exceeds the total number of authorized and undesignated shares of our preferred stock. In addition, without the consent of any holder of STRK Stock, we may issue additional STRK Stock with the same terms as the STRK Stock we are offering (except for certain differences, such as the date as of which regular dividends begin to accumulate on, the first regular dividend record date and first regular dividend payment date for, and transfer restrictions applicable to, such additional STRK Stock). Furthermore, without the consent of any holder, we may resell any STRK Stock that we or any of our “subsidiaries” (as defined below under the caption “—Definitions”) has purchased or otherwise acquired. However, such additional or resold STRK Stock must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for purposes of federal securities laws or, if applicable, the “depositary procedures” (as defined below under the caption “—Definitions”), with other STRK Stock that is then outstanding. In addition, without the consent of any holder, we may create and issue, or increase the authorized or issued number of, any other class or series of stock (including, for the avoidance of doubt, “dividend senior stock” or “liquidation senior stock” (as those terms are defined below under the caption “—Definitions”)), including our STRF Stock and STRC Stock.

Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase STRK Stock in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives.

Transfer Agent, Registrar, Conversion Agent and Paying Agent

U.S. Bank Trust Company, National Association is the initial transfer agent, registrar, conversion agent and paying agent for the STRK Stock. However, without prior notice to the preferred stockholders, we may change the transfer agent, registrar, paying agent and conversion agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the transfer agent, registrar, paying agent or conversion agent with respect to any global certificate must at all times be a person that is eligible to act in that capacity under the depositary procedures).

Registered Holders

Absent manifest error, a person in whose name any share of STRK Stock is registered on the registrar’s books will be considered to be the holder of that share for all purposes, and only registered holders (which, in the case of STRK Stock held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under our certificate of incorporation and certificate of designations as holders of the STRK Stock. In this section, we refer to the registered holders of the STRK Stock as “holders” of the STRK Stock or “preferred stockholders.”

The STRK Stock will be initially issued in global form, represented by one or more “global certificates” registered in the name of Cede & Co., as nominee of DTC, and DTC will act as the initial depositary for the STRK Stock. In limited circumstances, global certificates will be exchanged for “physical certificates” registered in the name of the applicable preferred stockholders. See “—Book Entry, Settlement and Clearance” for a definition of these terms and a description of certain DTC procedures that will be applicable to STRK Stock represented by global certificates.

Transfers and Exchanges

A preferred stockholder may transfer or exchange its STRK Stock at the office of the registrar in accordance with the certificate of designations. We, the transfer agent and the registrar may require the preferred stockholder to, among other things, deliver appropriate endorsements or transfer instruments as we or they may reasonably require. In addition, subject to the terms of the certificate of designations, we, the transfer agent and the registrar may refuse to register the transfer or exchange of any share of STRK Stock that is subject to conversion, redemption or required repurchase.

Listing

The STRK Stock is listed on The Nasdaq Global Select Market under the symbol “STRK.”

Our class A common stock is listed on The Nasdaq Global Select Market under the symbol “MSTR.”

Payments on the STRK Stock

We will pay (or cause a paying agent to pay) all declared cash regular dividends or other cash amounts due on any STRK Stock represented by a global certificate by wire transfer of immediately available funds. We will pay (or cause a paying agent to pay) all declared cash regular dividends or other cash amounts due on any STRK Stock represented by a physical certificate as follows:

•

if the aggregate “liquidation preference” (as defined below under the caption “—Definitions”) (or, upon ratification of the STRK Amendment, the aggregate “stated amount” (as defined below under the caption “—Definitions”)) of the STRK Stock represented by such physical certificate is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such STRK Stock entitled to such cash regular dividend or amount has delivered to the paying agent, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

•	in all other cases, by check mailed to the address of such holder set forth in the register for the STRK Stock.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any declared cash regular dividend due on a regular dividend payment date for the STRK Stock, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on any STRK Stock is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Ranking

The STRK Stock ranks as follows:

•

senior to (i) “dividend junior stock” (as defined below under the caption “—Definitions”) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined below under the caption “—Definitions”) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•

equally with (i) “dividend parity stock” (as defined below under the caption “—Definitions”) with respect to the payment of dividends; and (ii) “liquidation parity stock” (as defined below under the caption “—Definitions”) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•

junior to (i) dividend senior stock with respect to the payment of dividends; and (ii) liquidation senior stock with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•	junior to our existing and future indebtedness (including all of our issued and outstanding convertible notes); and

•	structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.

The terms of the STRK Stock do not restrict us from issuing dividend senior stock or liquidation senior stock.

Regular Dividends

Generally

The STRK Stock accumulates cumulative dividends (which we refer to as “regular dividends”) at a rate per annum equal to 8.00% (such rate per annum, the “regular dividend rate”) on the liquidation preference thereof (or, upon ratification of the STRK Amendment, the stated amount thereof) and, to the extent described in the third immediately following paragraph, on unpaid regular dividends, regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described below, such regular dividends will be payable when, as and if declared by our “board of directors” (as defined below under the caption “—Definitions”), out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each “regular dividend payment date” (as defined below under the caption “—Definitions”) to the preferred stockholders of record as of the close of business on the “regular record date” (as defined below under the caption “—Definitions”) immediately preceding the applicable regular dividend payment date. For the avoidance of doubt, a holder of any shares of STRK Stock that are issued in this offering after 5:00 p.m., New York City time, on a regular record date relating to a declared regular dividend on the STRK Stock will not be entitled to receive that regular dividend.

Regular dividends on the STRK Stock will accumulate from, and including, the last date to which regular dividends have been paid (or, if no regular dividends have been paid, from, and including, February 5, 2025 (the first date the STRK Stock was issued)) to, but excluding, the next regular dividend payment date. For the avoidance of doubt, if a dividend is declared with respect to outstanding STRK Stock, any STRK Stock offered and sold hereby, and issued at or before 5:00 p.m., New York City time, on the record date for such declared dividend, will be entitled to payment of such declared dividend (including the portion that was accrued but unpaid before the issuance of such STRK Stock).

Declared regular dividends on the STRK Stock will be payable, at our election, in cash, shares of our class A common stock or a combination of cash and shares of our class A common stock, in the manner, and subject to the provisions, described below under the caption “—Method of Payment.” References in this “Description of STRK Stock” section to regular dividends “paid” on the STRK Stock, and any other similar language, will be deemed to include regular dividends paid thereon in shares of class A common stock in compliance with the provisions described in this “—Regular Dividends” section.

If any accumulated regular dividend (or any portion thereof) on the STRK Stock is not paid on the applicable regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then additional regular dividends, which we refer to as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend, compounded quarterly at the regular dividend rate, from, and including, such regular dividend payment date to, but excluding, the date the same, including all compounded dividends thereon, is paid in full. Each reference in this STRK Stock Annex to “accumulated” or “unpaid” regular dividends will include any compounded dividends that accumulate thereon pursuant to the provision described in this paragraph. Each payment of declared regular dividends on the STRK Stock will be applied to the earliest “regular dividend period” (as defined below under the caption “—Definitions”) for which regular dividends have not yet been paid.

Accumulated regular dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Except as described in the next paragraph, the certificate of designations does not require us to declare regular dividends on the STRK Stock, even if funds are legally available for their payment. Accordingly, we may choose not to declare regular dividends on the STRK Stock. See “Risk Factors—Risks Relating to the STRK Stock and This Offering—We may not have sufficient funds to pay dividends in cash on the STRK Stock, or we may choose not to pay dividends on the STRK Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”

If we sell any shares of our class A common stock for cash through a registered public offering (including an at-the-market offering or follow-on offering) during the 90 calendar days preceding a regular record date, then, subject to the terms of any dividend senior stock, we will declare and pay the regular dividend due on the regular dividend payment date immediately after such regular record date (including, for the avoidance of doubt, compounded dividends, if any) to the extent the net proceeds to us of such sale(s) during such 90 calendar days are sufficient to pay such regular dividend. For the avoidance of doubt, payments of regular dividends will be applied in accordance with the last sentence of the fourth paragraph under this “—Regular Dividends—Generally” section. However, to the extent permitted by the depositary procedures and the terms of any senior dividend stock, and subject to the limitations described under the caption “—Method of Payment—Regular Dividends Paid Partially or Entirely in Shares of Class A Common Stock” below, to the extent, and only to the extent, funds are not legally available for such payment, and to the extent authorized, unissued and unreserved shares of our class A common stock are available, such payment of regular dividends will be payable in shares of our class A common stock. For these purposes, and for the avoidance of doubt, but without limitation, none of the following will constitute a sale of shares of our class A common stock:

•	the issuance or sale of any securities that are convertible into, or exchangeable or exercisable for, class A common stock;

•	the issuance of any shares of our class A common stock upon the conversion, exchange or exercise of any securities referred to in the preceding bullet point; and

•	the issuance or sale of any securities pursuant to a registration statement on Form S-8 (or any successor form).

For the avoidance of doubt, to the extent we fail to pay any portion of such regular dividend in cash or shares of our class A common stock due to the limitations described in the preceding paragraph, such portion of such regular dividend will constitute unpaid regular dividends and will accumulate compounded dividends as described under the fourth paragraph under this “—Regular Dividends—Generally” section.

Method of Payment

Generally

Each declared regular dividend on the STRK Stock will be paid in cash unless we elect, by sending written notice to each preferred stockholder no later than the business day after the date of declaration of such regular dividend, to pay all or any portion of such regular dividend in shares of our class A common stock. Such written notice must state the total dollar amount of the declared regular dividend per share of STRK Stock and the respective dollar portions thereof that will be paid in cash and in shares of our class A common stock. Any such election made in such written notice, once sent, will be irrevocable (as to the applicable declared regular dividend) and will apply to all shares of STRK Stock then outstanding.

Regular Dividends Paid Partially or Entirely in Shares of Class A Common Stock

The number of shares of class A common stock payable in respect of any dollar amount of a declared regular dividend that we have duly elected to pay in shares of class A common stock will be (x) such dollar amount, divided by (y) the “regular dividend stock price” (as defined below under the caption “—Definitions”) for such regular dividend. However, notwithstanding anything to the contrary, in no event will the total number of shares of class A common stock issuable per share of STRK Stock as payment for a declared regular dividend exceed an amount equal to (x) the total dollar amount of such declared regular dividend per share of STRK Stock (including, for the avoidance of doubt, the portion thereof that we have elected to pay in shares of class A common stock), divided by (y) the “floor price” (as defined below under the caption “—Definitions”) in effect on the third “VWAP trading day” (as defined below under the caption “—Definitions”) preceding the regular dividend payment date for such regular dividend. If the dollar amount of such declared regular dividend per share of STRK Stock that we have duly elected to pay in shares of class A common stock exceeds the product of such regular dividend stock price and the maximum number of shares of class A common stock deliverable (without regard to our obligation to pay cash in lieu of any fractional share of class A common stock) per share of STRK Stock in respect of such regular dividend, then we will, to the extent we are legally able to do so and not prohibited by the terms of any dividend senior stock, declare and pay, on the relevant regular dividend payment date, such excess amount in cash. For the avoidance of doubt, to the extent we fail to so pay such excess amount in cash, such excess amount will constitute unpaid regular dividends and will accumulate compounded dividends as described under the fourth paragraph under “—Regular Dividends—Generally.”

The initial floor price of the STRK Stock is $119.03 per share of common stock. The floor price will be subject to adjustment, as provided in its definition, whenever the “conversion rate” (as defined below under the caption “—Definitions”) is adjusted pursuant to the provisions described below under the caption “—Conversion Rights—Conversion Rate Adjustments.”

Payment of Cash in Lieu of any Fractional Share of Class A Common Stock

Notwithstanding anything to the contrary in the provisions described above, in lieu of delivering any fractional share of class A common stock otherwise issuable as payment for all or any portion of a declared regular dividend that we have duly elected to pay in shares of class A common stock, we will, to the extent we are legally able to do so and not prohibited by the terms of any dividend senior stock, pay cash based on the “daily VWAP” (as defined below under the caption “—Definitions”) per share of our class A common stock on the third VWAP trading day preceding the regular dividend payment date for such regular dividend. To the extent that we are not able to pay such fractional amount in cash under applicable law and in compliance with our indebtedness and the terms of any dividend senior stock, we will instead (regardless of the limitations described in the second immediately preceding paragraph, but subject to the availability of authorized, unissued and unreserved shares of our class A common stock) round up to the nearest whole share for each holder, and we will not have any obligation to pay such amount in cash and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of STRK Stock. For the avoidance of doubt, to the extent we fail to pay any portion of such declared regular dividend in cash or shares of our class A common stock due to the limitations described in this paragraph, such portion of such regular dividend will constitute unpaid regular dividends and will accumulate compounded dividends as described under the fourth paragraph under “—Regular Dividends—Generally.”

When Preferred Stockholders Become Stockholders of Record of Shares of Class A Common Stock Issued as Payment for a Declared Regular Dividend

If we have duly elected to pay all or any portion of a declared regular dividend on any share of STRK Stock in shares of class A common stock, then such shares of class A common stock, when issued, will be registered in the name of the holder of such share of STRK Stock as of the close of business on the related regular record date, and such holder will be deemed to become the holder of record of such shares of class A common stock as of the close of business on the third VWAP trading day preceding the related regular dividend payment date.

Securities Laws Matters

If, in our reasonable judgment, the issuance of shares of class A common stock as payment for any declared regular dividend on the STRK Stock, or the resale of those shares by preferred stockholders or beneficial owners that are not, and have not at any time during the preceding three months been, an affiliate of ours, requires registration under the Securities Act, then we will use our commercially reasonable efforts to:

•

file and cause there to become effective under the Securities Act a registration statement covering such issuance or covering such resales from time to time, pursuant to Rule 415 under the Securities Act, by such preferred stockholders or beneficial owners, as applicable; and

•

in the case of a resale registration statement, keep such registration statement effective under the Securities Act, and provide a prospectus that may be used in connection therewith, until all such shares are resold pursuant to such registration statement or are, or would be, eligible for resale without restriction, pursuant to Rule 144 under the Securities Act (or any successor rule), by preferred stockholders that are not, and have not at any time during the preceding three months been, an affiliate of ours.

In addition, we will use our commercially reasonable efforts to qualify or register such shares under applicable U.S. state securities laws, to the extent required in our reasonable judgment. However, we will not be required to qualify as a foreign corporation in, or consent to general service of process under the laws of, any jurisdiction where we are not at such time so qualified or subject to such service of process. To the extent applicable, we will also use our commercially reasonable efforts to have such shares of our class A common stock approved for listing on any U.S. national or regional securities exchange on which our class A common stock is then listed.

Treatment of Dividends Upon Repurchase Upon Fundamental Change, Conversion or Redemption

If the “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRK Stock”), “conversion date” (as defined below under the caption “—Definitions”) or redemption date of any share of STRK Stock to be repurchased, converted or redeemed is after a regular record date for a declared regular dividend on the STRK Stock and on or before the next regular dividend payment date, then the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase, conversion or redemption, as applicable, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share. However, in the case of a conversion, the converting preferred stockholder must, in certain circumstances, deliver upon conversion cash in an amount equal to such declared regular dividend, as described under the caption “—Treatment of Dividends Upon Conversion.”

Except as described in the preceding paragraph, regular dividends on any share of STRK Stock will cease to accumulate from and after the fundamental change repurchase date, conversion date or redemption date, as applicable, for such share.

Limitations on Our Ability to Pay Dividends

We may not have sufficient cash to pay regular dividends on the STRK Stock in cash. In addition, applicable law (including the Delaware General Corporation Law), regulatory authorities and the agreements governing our indebtedness and our dividend senior stock may restrict our ability to pay dividends on the STRK Stock. Similarly, statutory, contractual or other restrictions may limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us to enable us to pay regular dividends to the extent paid in cash on the STRK Stock. See “Risk Factors—Risks Relating to the STRK Stock and This Offering—We may not have sufficient funds to pay dividends in cash on the STRK Stock, or we may choose not to pay dividends on the STRK Stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”

Priority of Dividends; Limitation on Junior Payments; No Participation Rights

Except as described below under “—Limitation on Dividends on Parity Stock” and “—Limitation on Certain Payments,” the certificate of designations does not prohibit or restrict us or our board of directors from declaring or paying any dividend or distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of our stock, and, unless such dividend or distribution is declared on the STRK Stock, the STRK Stock will not be entitled to participate in such dividend or distribution.

For purposes of the descriptions below under the captions “—Limitation on Dividends on Parity Stock” and “—Limitation on Certain Payments,” a regular dividend on the STRK Stock will be deemed to have been paid if such regular dividend is declared and consideration in kind and amount that is sufficient, in accordance with the certificate of designations, to pay such regular dividend is set aside for the benefit of the preferred stockholders entitled thereto.

Limitation on Dividends on Parity Stock

If:

•	less than all accumulated and unpaid regular dividends on the outstanding STRK Stock have been declared and paid as of any regular dividend payment date; or

•

our board of directors declares a regular dividend on the STRK Stock that is less than the total amount of unpaid regular dividends on the outstanding STRK Stock that would accumulate to, but excluding, the regular dividend payment date following such declaration, then, until and unless all accumulated and unpaid regular dividends on the outstanding STRK Stock have been paid, no dividends may be declared or paid on any class or series of dividend parity stock unless regular dividends are simultaneously declared on the STRK Stock on a pro rata basis, such that (i) the ratio of (x) the dollar amount of regular dividends so declared per share of STRK Stock to (y) the dollar amount of the total accumulated and unpaid regular dividends per share of STRK Stock immediately before the payment of such regular dividend is no less than (ii) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of dividend parity stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of dividend parity stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of dividend parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).

Limitation on Certain Payments

If any STRK Stock is outstanding, then no dividends or distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any of our “junior stock” (as defined below under the caption “—Definitions”), and neither we nor any of our subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any of our junior stock or dividend parity stock, in each case unless all accumulated regular dividends, if any, on the STRK Stock then outstanding for all prior completed regular dividend periods, if any, have been paid in full. However, the restrictions described in the preceding sentence will not apply to the following:

•	dividends and distributions on junior stock that are payable solely in shares of junior stock, together with cash in lieu of any fractional share;

•	the purchase of any junior stock or dividend parity stock solely with the proceeds of a substantially simultaneous sale of other junior stock;

•

purchases, redemptions or other acquisitions of junior stock in connection with the administration of any benefit or other incentive plan of ours (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings (including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of junior stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to the exception described in this bullet point only to the extent that the number of shares of junior stock so repurchased does not exceed the related “number of incremental diluted shares” (as defined below under the caption “—Definitions”);

•

purchases, or other payments in lieu of the issuance, of any fractional share of junior stock in connection with the conversion, exercise or exchange of such junior stock or of any securities convertible into, or exercisable or exchangeable for, junior stock;

•

purchases, or other payments in lieu of the issuance, of any fractional share of dividend parity stock in connection with the conversion, exercise or exchange of such dividend parity stock or of any securities convertible into, or exercisable or exchangeable for, dividend parity stock;

•

(x) dividends and distributions of junior stock, or rights to acquire junior stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;

•

purchases of junior stock or dividend parity stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect on the immediately preceding regular dividend payment date and such purchases, if effected immediately before such regular dividend payment date, would not have been prohibited by the provision described in the first sentence under this “—Limitation on Certain Payments” section;

•

the settlement of any convertible note hedge transactions, capped call transactions or similar transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such transactions are on customary terms and were entered into either (x) before February 5, 2025 or (y) in compliance with the provision described in the first sentence under this “—Limitation on Certain Payments” section;

•

the acquisition, by us or any of our subsidiaries, of record ownership of any junior stock or dividend parity stock solely on behalf of persons (other than us or any of our subsidiaries) that are the beneficial owners thereof, including as trustee or custodian (or as a result of our acquisition of another person that was, immediately before such acquisition, the record or beneficial owner of such junior stock or dividend parity stock, as applicable, provided such record or beneficial ownership was not obtained in anticipation of such acquisition);

•

the exchange, conversion or reclassification of dividend parity stock solely for or into junior stock or other dividend parity stock, together with the payment, in connection therewith, of cash in lieu of any fractional share; and

•	the exchange, conversion or reclassification of junior stock solely for or into other junior stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.

For the avoidance of doubt, the provisions described in this “—Limitation on Certain Payments” section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any capital stock.

Any dividend senior stock that we have, and may issue in the future, could contain provisions similar to the one described in this “—Limitation on Certain Payments” section, which could prohibit us from paying accumulated dividends on the STRK Stock or purchasing, redeeming or acquiring the STRK Stock until and unless we first pay accumulated dividends in full on such dividend senior stock.

Rights Upon Our Liquidation, Dissolution or Winding Up

If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, each share of STRK Stock will entitle the holder thereof to receive payment for the following amount out of our assets or funds legally available for distribution to our stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any liquidation junior stock:

•

the liquidation preference per share of STRK Stock, which was initially equal to $100 per share (or, upon ratification of the STRK Amendment, the liquidation preference per share of STRK Stock as of the business day immediately before the date of such payment); and

•	all unpaid regular dividends, if any, that will have accumulated on such share to, but excluding, the date of such payment.

The liquidation preference of the STRK Stock is $100 as of the date of this STRK Stock Annex. On July 7, 2025, we filed the STRK Amendment with the Secretary of State of the State of Delaware to the certificate of designations so that, together with other conforming changes, the STRK Stock has a liquidation preference that is initially $100 per share; provided, however, that, effective immediately after the close of business on each business day on or after July 7, 2025 (and, on or after July 7, 2025, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of STRK Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of STRK Stock will be adjusted to be the greatest of (i) the stated amount; (ii) in the case of any business day on or after July 7, 2025 with respect to which we have, on such business day or any business day during the ten trading day period preceding such business day, executed any sale transaction to be settled by the issuance of STRK Stock, an amount equal to the “last reported sale price” (as defined below under the caption “—Definitions”) per share of STRK Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of STRK Stock for each trading day of the ten consecutive trading days immediately preceding such business day; provided that, for purposes of the definition of liquidation preference, the execution of the STRK Amendment will be treated as an execution of a sale transaction settled by the issuance of STRK Stock. We intend to seek common stockholder ratification of the STRK Amendment. Until such ratification has been completed, investors should treat the STRK Amendment as being subject to ratification.

Upon payment of such amount in full on the outstanding STRK Stock, holders of the STRK Stock will have no rights to our remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of STRK Stock and the corresponding amounts payable in respect of all outstanding shares of liquidation parity stock, if any, then, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, such assets or funds will be distributed ratably on the outstanding shares of STRK Stock and liquidation parity stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

For purposes of the provisions described above in this “—Rights Upon Our Liquidation, Dissolution or Winding Up” section, our consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of our assets (other than a sale, lease or other transfer in connection with our liquidation, dissolution or winding up) to, another person will not, in itself, constitute our liquidation, dissolution or winding up, even if, in connection therewith, the STRK Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

The certificate of designations for our STRK Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the STRK Stock, even though it is substantially in excess of the par value thereof. As such, we may have no assets or funds available for payment on the STRK Stock upon our liquidation, dissolution or winding up. See “Risk Factors—Risks Relating to the STRK Stock and This Offering—Although the STRK Stock is senior to our class A common stock, class B common stock and STRD Stock, it is junior to our existing and future indebtedness, junior to our STRF Stock and STRC Stock, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other series of preferred stock then outstanding.”

Voting Rights

The STRK Stock has no voting rights except as described below or as provided in our certificate of incorporation or required by the Delaware General Corporation Law.

Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events

Generally

If a “regular dividend non-payment event” (as defined below under the caption “—Definitions”) occurs, then, subject to the other provisions described below, the authorized number of our directors will automatically increase by one (or we will vacate the offices of one director) and the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, will have the right to elect one director to fill such directorship at our next annual meeting of stockholders (or, if earlier, at a special meeting of our stockholders called for such purpose) and at each following annual meeting of our stockholders until such regular dividend non-payment event has been cured, at which time such right will terminate with respect to the STRK Stock until and unless a subsequent regular dividend non-payment event occurs. However, as a condition to the election of any such director, whom we refer to as a “preferred stock director,” such election must not cause us to violate any rule of any securities exchange or other trading facility on which any of our securities are then listed or qualified for trading requiring that a majority of our directors be independent. We refer to this condition as the “director qualification requirement.” In addition, notwithstanding anything to the contrary, our board of directors will at no time include more than two preferred stock directors, regardless of how many classes of voting parity stock (which term, solely for purposes of this sentence, includes the STRK Stock) have rights that are then exercisable to elect any number of preferred stock directors. Upon the termination of such right with respect to the STRK Stock and all other outstanding voting parity stock, if any, the term of office of any person then serving as a preferred stock director will immediately and automatically terminate (and, if the authorized number of our directors was increased by one or two, as applicable, in connection with such regular dividend non-payment event(s), then the authorized number of our directors will automatically decrease by one or two, as applicable).

A preferred stock director will hold office until our next annual meeting of stockholders or, if earlier, upon his or her death, resignation or removal or the termination of the term of such office as described above. However, if:

•	a class or series of voting parity stock with similar voting rights regarding the election of directors upon a failure to pay dividends is outstanding;

•	such voting rights become exercisable at a time when a preferred stock director holds office with respect to the STRK Stock; and

•	a special meeting of our stockholders is called for the purpose of electing a director pursuant to such voting rights,

then (x) holders of the STRK Stock will be entitled to vote, as a single class with the holders of such class or series of voting parity stock, at such special meeting in respect of such election of such new director(s); and (y) the office of any such preferred stock director of the STRK Stock will terminate upon the election, at such special meeting, of the new director(s).

For the avoidance of doubt, the compensation, if any, payable to any preferred stock director will be at our sole and absolute discretion.

Removal and Vacancies of a Preferred Stock Director

At any time, a preferred stock director may be removed either (i) with cause in accordance with applicable law; or (ii) with or without cause by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing a majority of the combined voting power of the STRK Stock and such voting parity stock.

During the continuance of a regular dividend non-payment event, a vacancy in the office of a preferred stock director (other than a vacancy before the initial election of the preferred stock director in connection with such regular dividend non-payment event) may be filled, subject to the director qualification requirement, by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing a majority of the combined voting power of the STRK Stock and such voting parity stock.

The Right to Call a Special Meeting to Elect a Preferred Stock Director

During the continuance of a regular dividend non-payment event, the preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing at least 25% of the combined voting power of the STRK Stock and such voting parity stock will have the right to call a special meeting of stockholders for the election of a preferred stock director (including an election to fill any vacancy in the office of a preferred stock director). Such right may be exercised by written notice, executed by such preferred stockholders and holders, as applicable, delivered to us at our principal executive offices (except that, in the case of any global certificate representing the STRK Stock or such voting parity stock, such notice must instead comply with the applicable depositary procedures). However, if our next annual or special meeting of stockholders is scheduled to occur within 90 days after such right is exercised, and we are otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting.

Voting and Consent Rights with Respect to Specified Matters

Subject to the other provisions described below, while any STRK Stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the STRK Stock and such voting parity stock, if any:

(1)

any amendment, modification or repeal of any provision of our certificate of incorporation or the certificate of designations that materially adversely affects the special rights, preferences or voting powers of the STRK Stock (other than an amendment, modification or repeal permitted by the provisions described below under the caption “—Certain Amendments Permitted Without Consent”); or

(2)	our consolidation or combination with, or merger with or into, another person, or any binding or statutory share exchange or reclassification involving the STRK Stock, in each case unless:

(a)

the STRK Stock either (i) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (ii) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(b)

the STRK Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by our board of directors in good faith) to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the STRK Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(c)

the issuer of the STRK Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not us, will succeed to us under the certificate of designations and the STRK Stock.

However, a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (a), (b) and (c) of paragraph (2) above will not require any vote or consent pursuant to paragraph (1) above. In addition, each of the following will be deemed not to materially adversely affect the rights, preferences or voting powers of the STRK Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be materially less favorable as described above) and will not require any vote or consent pursuant to either of the preceding clauses (1) or (2):

•	any increase in the number of the authorized but unissued shares of our undesignated preferred stock;

•	any increase in the number of authorized or issued shares of STRK Stock;

•

the creation and issuance, or increase in the authorized or issued number, of any class or series of stock (including, for the avoidance of doubt, dividend senior stock or liquidation senior stock); and

•

the application of the provisions described below under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event,” including the execution and delivery of any supplemental instruments described under such caption solely to give effect to such provisions.

If any event described in paragraphs (1) or (2) above would materially adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of voting parity stock (which term, solely for these purposes, includes the STRK Stock), then those classes or series whose rights, preferences or voting powers would not be materially adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in paragraph (1) above that materially adversely affects the special rights, preferences or voting powers of the STRK Stock cannot be effected without the affirmative vote or consent of preferred stockholders, voting separately as a class, of at least a majority of the STRK Stock then outstanding.

Certain Amendments Permitted Without Consent

Notwithstanding anything to the contrary described in paragraph (1) above under the caption “—Voting and Consent Rights with Respect to Specified Matters,” we may amend, modify or repeal any of the terms of the STRK Stock without the vote or consent of any preferred stockholder to:

•

cure any ambiguity or correct any omission, defect or inconsistency in the certificate of designations or the certificates representing the STRK Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith;

•

conform the provisions of the certificate of designations or the certificates representing the STRK Stock to the “Description of STRK Stock” section of our preliminary prospectus supplement dated January 27, 2025, as supplemented by the related pricing term sheet dated January 30, 2025;

•	provide for or confirm the issuance of additional STRK Stock pursuant to the certificate of designations;

•

provide for any transfer restrictions that apply to any shares of STRK Stock (other than the shares of STRK Stock issued in this offering and any shares of STRK Stock issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or

•

make any other change to our certificate of incorporation, the certificate of designations or the certificates representing the STRK Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any preferred stockholder (other than preferred stockholders that have consented to such change), as such, in any material respect (as determined by our board of directors in good faith).

Procedures for Voting and Consents

If any vote or consent of the preferred stockholders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then our board of directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions described in this section. Such rules and procedures may include fixing a record date to determine the preferred stockholders (and, if applicable, holders of voting parity stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by preferred stockholders (and, if applicable, holders of voting parity stock), of preferred stock directors for election. Without limiting the foregoing, the persons calling any special meeting of stockholders pursuant to the provisions described above under “—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events—The Right to Call a Special Meeting to Elect a Preferred Stock Director” will, at their election, be entitled to specify one or more preferred stock director nominees in the notice referred to in such section, if such special meeting is scheduled to include the election of any preferred stock director (including an election to fill any vacancy in the office of any preferred stock director).

Each share of STRK Stock will be entitled to one vote on each matter on which the holders of the STRK Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the STRK Stock and all classes or series of voting parity stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for these purposes, the liquidation amount of the STRK Stock or any such class or series of voting parity stock will be the maximum amount payable in respect of the STRK Stock or such series, as applicable, assuming we are liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

At any meeting in which the STRK Stock (and, if applicable, any class or series of voting parity stock) is entitled to elect any preferred stock director (including to fill any vacancy in the office of any preferred stock director), the presence, in person or by proxy, of holders of STRK Stock (and, if applicable, holders of each such series) representing a majority of the outstanding voting power of the STRK Stock (and, if applicable, each such series) will constitute a quorum. The affirmative vote of a majority of the outstanding voting power of the STRK Stock (and, if applicable, each such series) cast at such a meeting at which a quorum is present will be sufficient to elect a preferred stock director.

A consent or affirmative vote of the preferred stockholders pursuant to the provisions described above under the caption “—Voting and Consent Rights with Respect to Specified Matters” may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Redemption at Our Option

The STRK Stock is not redeemable at our option except pursuant to an optional redemption or a tax redemption, as described below.

Optional Redemption

Subject to the terms of the certificate of designations, we have the right, at our election, to redeem all, and not less than all, of the STRK Stock, at any time, for cash if the total aggregate initial liquidation preference (or, upon ratification of the STRK Amendment, the stated amount) of all STRK Stock then outstanding is less than $182,500,000 (which is equal to 25% of the aggregate initial liquidation preference (or, upon ratification of the STRK Amendment, the aggregate initial stated amount) of the STRK Stock issued on February 5, 2025). We refer to a redemption pursuant to the provision described in this paragraph as an “optional redemption.”

Tax Redemption

Subject to the terms of the certificate of designations, we have the right, at our election, to redeem all, and not less than all, of the STRK Stock, at any time, for cash if a “tax event” (as defined below under the caption “—Definitions”) occurs. We refer to a redemption pursuant to this provision described in this paragraph as a “tax redemption.”

Redemption Date

The redemption date will be a business day of our choosing that is no more than 60, nor less than 15, calendar days after the date we send the related redemption notice, as described below.

Redemption Price

The redemption price for a share of STRK Stock called for optional redemption will be an amount equal to (i) the liquidation preference (or, upon ratification of the STRK Amendment, the liquidation preference as of the business day immediately before the date the we send the related redemption notice) of such share, plus (ii) accumulated and unpaid regular dividends on such share to, but excluding, the redemption date. However, if the redemption date is after a regular record date for a declared regular dividend on the STRK Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such redemption date over (y) the amount of such declared regular dividend on such share.

The redemption price for a share of STRK Stock called for tax redemption will be an amount equal to (i) the greater of (1) the liquidation preference (or, upon ratification of the STRK Amendment, the liquidation preference as of the business day immediately before the date the we send the related redemption notice) of such share and (2) the average of the last reported sale prices per share of STRK Stock for the five consecutive trading days ending on, and including, the trading day immediately before the date on which we send the related redemption notice, plus (ii) accumulated and unpaid regular dividends on such share to, but excluding, the redemption date. However, if the redemption date is after a regular record date for a declared regular dividend on the STRK Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such redemption date over (y) the amount of such declared regular dividend on such share.

Redemption Notice

We will send to the preferred stockholders notice of the redemption containing certain information set forth in the certificate of designations, including the redemption price and the redemption date.

Conversion Rights

Generally

Preferred stockholders have the right to convert some (subject to the limitation described below) or all of their shares of STRK Stock into shares of our class A common stock (together with cash in lieu of any fractional share, if applicable), at an initial conversion rate of 0.1000 shares of class A common stock per share of STRK Stock (which represents an initial conversion price of $1,000.00 per share of class A common stock). The conversion rate is subject to adjustment if certain events occur. The “conversion price” (as defined below under the caption “—Definitions”) at any given time will be equal to the liquidation preference thereof (or, upon ratification of the STRK Amendment, the stated amount thereof) divided by the conversion rate in effect at such time. Accordingly, an adjustment to the conversion rate will result in a corresponding, inverse adjustment to the conversion price. Notwithstanding anything to the contrary, in no event will any preferred stockholder be entitled to convert a number of shares of STRK Stock that is not a whole number.

The certificate of designations limits the ability of a beneficial owner of STRK Stock to convert less than all of such beneficial owner’s STRK Stock unless the total number of shares of such beneficial owner’s STRK Stock surrendered for conversion with the same conversion date is such that the consideration due upon such conversion includes at least one whole share of our class A common stock. Specifically, the minimum number of shares of a beneficial owner’s STRK Stock that may be surrendered for conversion with the same conversion date is the lesser of (i) all of such beneficial owner’s STRK Stock; and (ii) a number of shares equal to the “minimum STRK Stock conversion denomination” (as defined below under the caption “—Definitions”).

When the STRK Stock May Be Converted

Except as described below, the STRK Stock may be surrendered for conversion only after the “open of business” (as defined below under the caption “—Definitions”) and before the close of business on any day that is a business day.

If a preferred stockholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRK Stock”) with respect to any share of STRK Stock, then such share may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such share. In addition, if we call the STRK Stock for redemption, then the STRK Stock may not be converted after the close of business on the second business day immediately before the related redemption date (unless we fail to pay the redemption price due on such redemption date in full, in which case the STRK Stock may be converted at any time until such time as we pay such redemption price in full).

Treatment of Dividends Upon Conversion

We will not adjust the conversion rate to account for any accumulated and unpaid dividends on any STRK Stock being converted. Notwithstanding anything to the contrary, if the conversion date of any share of STRK Stock is after a regular record date for a declared regular dividend on the STRK Stock and on or before the next regular dividend payment date, then:

•

the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and

•

the holder surrendering such share for conversion must deliver, at the time it surrenders such share for conversion, an amount of cash equal to the amount of such declared regular dividend on such share.

However, such holder need not deliver such cash:

•	if we have specified a redemption date that is after such regular record date and on or before the second business day immediately after such regular dividend payment date;

•	if we have specified a fundamental change repurchase date that is after such regular record date and on or before the business day immediately after such regular dividend payment date; or

•	to the extent of any accumulated dividend in respect of any regular dividend period before the regular dividend period in which such regular record date occurs.

Conversion Procedures

To convert a beneficial interest in a global certificate, the owner of the beneficial interest must:

•	comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);

•	if applicable, pay any declared regular dividend payable on the next regular dividend payment date, as described above under the caption “—Treatment of Dividends Upon Conversion;” and

•	if applicable, pay any documentary or other taxes as described below under the caption “—Taxes Upon Issuance of Class A Common Stock.”

To convert any share of STRK Stock represented by a physical certificate, the holder of such share must:

•	complete, manually sign and deliver to the conversion agent the conversion notice attached to such physical certificate or a facsimile of such conversion notice;

•	deliver such physical certificate to the conversion agent (at which time such conversion will become irrevocable);

•	furnish any endorsements and transfer documents that we or the conversion agent may require;

•	if applicable, pay any declared regular dividend payable on the next regular dividend payment date, as described above under the caption “—Treatment of Dividends Upon Conversion;” and

•	if applicable, pay any documentary or other taxes as described below under the caption “—Taxes Upon Issuance of Class A Common Stock.”

We refer to the first business day on which the requirements described above to convert a share of STRK Stock are satisfied as the “conversion date.”

Settlement Upon Conversion

Consideration Due Upon Conversion

Upon conversion of any STRK Stock, we will deliver, for each share of STRK Stock being converted, a number of shares of our class A common stock equal to the conversion rate in effect immediately before the close of business on the conversion date for such conversion. However, in lieu of delivering any fractional share of class A common stock otherwise due upon conversion, we will, to the extent we are legally able to do so, pay cash based on the last reported sale price per share of our class A common stock on the conversion date for such conversion (or, if such conversion date is not a trading day, the immediately preceding trading day). In the event that we cannot pay cash in lieu of a fractional share, we will, to the extent authorized, unissued and unreserved shares of our class A common stock are available, instead round up to the nearest whole share for each holder and we will not have any obligation to pay such amount in cash. We refer to the consideration due upon conversion of any STRK Stock as the “conversion consideration.”

Delivery of the Conversion Consideration

We will (subject to the depositary procedures, if such STRK Stock is represented by a global certificate) pay or deliver, as applicable, the conversion consideration due upon conversion of any STRK Stock on or before the second business day immediately after the conversion date for such conversion.

Delivery of Treasury Shares

Each share of class A common stock delivered upon conversion of the STRK Stock will be a newly issued or treasury share. To the extent we deliver shares of class A common stock held in our treasury in settlement of any obligation under the certificate of designations to deliver shares of class A common stock, each reference in this “Description of STRK Stock” section to the issuance of shares of class A common stock in connection therewith will be deemed to include such delivery.

When Converting Preferred Stockholders Become Stockholders of Record of the Shares of Class A Common Stock Issuable Upon Conversion

The person in whose name any share of our class A common stock is issuable upon conversion of any STRK Stock will be deemed to become the holder of record of that share as of the close of business on the conversion date for such conversion.

Taxes Upon Issuance of Class A Common Stock

We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of our class A common stock upon conversion of, or as payment for all or any portion of any declared regular dividends on, the STRK Stock of any preferred stockholder. However, if any tax or duty is due because such preferred stockholder requests those shares to be registered in a name other than such preferred stockholder’s name, then such preferred stockholder must pay such tax or duty. For the avoidance of doubt, we or any other withholding agent may collect any required withholding tax at the time of conversion or payment or require alternative arrangements (e.g., a deposit for taxes prior to delivery of conversion consideration) to ensure that we or such withholding agent is not out of pocket for any potential withholding tax liability (e.g., for any conversion consideration attributable to previously unpaid and accumulated dividends).

Conversion Rate Adjustments

Generally

The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each preferred stockholder participates, at the same time and on the same terms as holders of our class A common stock, and solely by virtue of being a holder of the STRK Stock, in such transaction or event without having to convert such preferred stockholder’s STRK Stock and as if such preferred stockholder held a number of shares of our class A common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the total number of shares of STRK Stock held by such preferred stockholder on such record date.

(1)

Stock Dividends, Splits and Combinations. If we issue solely shares of our class A common stock as a dividend or distribution on all or substantially all shares of our class A common stock, or if we effect a stock split or a stock combination of our class A common stock (in each case excluding an issuance solely pursuant to a class A common stock change event, as to which the provisions described below under the caption “—Effect of Class A Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the “record date” (as defined below under the caption “—Definitions”) for such dividend or distribution, or immediately before the close of business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the conversion rate in effect immediately after the close of business on such record date or effective date, as applicable;

OS0	=	the number of shares of our class A common stock outstanding immediately before the close of business on such record date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of our class A common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)

Rights, Options and Warrants. If we distribute, to all or substantially all holders of our class A common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “—Stockholder

Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our class A common stock at a price per share that is less than the average of the last reported sale prices per share of our class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on such record date;

CR1	=	the conversion rate in effect immediately after the close of business on such record date;

OS	=	the number of shares of our class A common stock outstanding immediately before the close of business on such record date;

X	=	the total number of shares of our class A common stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of our class A common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our class A common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our class A common stock actually delivered upon exercise of such rights, options or warrants.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle holders of our class A common stock to subscribe for or purchase shares of our class A common stock at a price per share that is less than the average of the last reported sale prices per share of our class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith and in a commercially reasonable manner.

(3)	Spin-Offs and Other Distributed Property.

(a)

Distributions Other than Spin-Offs. If we distribute shares of our “capital stock” (as defined below under the caption “—Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our class A common stock, excluding:

•

dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “—The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

•

dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

•	rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “—Stockholder Rights Plans;”

•	spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

•	a distribution solely pursuant to a tender offer or exchange offer for shares of our class A common stock, as to which the provisions described below in paragraph (5) will apply; and

•	a distribution solely pursuant to a class A common stock change event, as to which the provisions described below under the caption “—Effect of Class A Common Stock Change Event” will apply,

then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the record date for such distribution;

CR1	=	the conversion rate in effect immediately after the close of business on such record date;

SP	=	the average of the last reported sale prices per share of our class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the “ex-dividend date” (as defined below under the caption “—Definitions”) for such distribution; and

FMV	=	the fair market value (as determined by us in good faith and in a commercially reasonable manner), as of such record date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our class A common stock pursuant to such distribution.

However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each preferred stockholder will receive, for each share of STRK Stock held by such preferred stockholder on such record date, at the same time and on the same terms as holders of our class A common stock, and without having to convert its STRK Stock, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such preferred stockholder would have received in such distribution if such preferred stockholder had owned, on such record date, a number of shares of our class A common stock equal to the conversion rate in effect on such record date.

To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b)

Spin-Offs. If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” (as defined below under the caption “—Definitions”) or subsidiary or other business unit of ours to all or substantially all holders of our class A common stock (other than solely pursuant to (x) a class A common stock change event, as to which the provisions described below under the caption “—Effect of Class A Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our class A common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;

CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;

FMV	=	the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our class A common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our class A common stock in such spin-off; and

SP	=	the average of the last reported sale prices per share of our class A common stock for each trading day in the spin-off valuation period.

Notwithstanding anything to the contrary, if the conversion date for any share of STRK Stock to be converted occurs during the spin-off valuation period, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.

To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)

Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of our class A common stock, then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the record date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the close of business on such record date;

SP	=	the last reported sale price per share of our class A common stock on the trading day immediately before the ex-dividend date for such dividend or distribution; and

D	=	the cash amount distributed per share of our class A common stock in such dividend or distribution.

However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each preferred stockholder will receive, for each share of STRK Stock held by such preferred stockholder on such record date, at the same time and on the same terms as holders of our class A common stock, and without having to convert its STRK Stock, the amount of cash that such preferred stockholder would have received in such dividend or distribution if such preferred stockholder had owned, on such record date, a number of shares of our class A common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)

Tender Offers or Exchange Offers. If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our class A common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by us in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of our class A common stock in such tender or exchange offer exceeds the last reported sale price per share of our class A common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;

CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;

AC	=	the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by us in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of our class A common stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of our class A common stock outstanding immediately before the expiration time (including all shares of our class A common stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our class A common stock outstanding immediately after the expiration time (excluding all shares of our class A common stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the last reported sale prices per share of our class A common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;

provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, if the conversion date for any share of STRK Stock to be converted occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of class A common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of class A common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

We will not be required to adjust the conversion rate except as described above in this “Conversion Rate Adjustments—Generally” section. Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:

•

except as described above, the sale of shares of our class A common stock for a purchase price that is less than the market price per share of our class A common stock or less than the conversion price of the STRK Stock;

•

the issuance of any shares of our class A common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our class A common stock under any such plan;

•

the issuance of any shares of our class A common stock or options or rights to purchase shares of our class A common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•	the issuance of any shares of our class A common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of February 5, 2025; or

•	solely a change in the par value of our class A common stock.

Notice of Conversion Rate Adjustments

Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally,” we will, as soon as reasonably practicable and no later than 10 business days after the date of such effectiveness, send notice to the preferred stockholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our class A common stock or rights to purchase our class A common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

Tax Considerations

A holder or beneficial owner of the STRK Stock may, in some circumstances, including a cash distribution or dividend on our class A common stock, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate or with respect to any deferred dividend or discount at issuance (or, upon ratification of the STRK Amendment, adjustment of the liquidation preference of the STRK Stock in accordance with its terms). Applicable withholding taxes (including backup withholding) may be withheld from dividends and payments upon conversion of the STRK Stock. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a preferred stockholder, then those withholding taxes may be set off against payments of cash or the delivery of shares of class A common stock in respect of the STRK Stock (or, in some circumstances, any payments on our class A common stock) or sales proceeds received by, or other funds or assets of, that preferred stockholder. We or any other withholding agent may also require alternative arrangements to collect any withholding tax (e.g., a deposit for taxes prior to delivery of conversion consideration) to ensure that we or such withholding agent is not out-of-pocket for any potential withholding tax liability. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material United States Federal Income Tax Considerations.”

The Deferral Exception

If an adjustment to the conversion rate otherwise required by the certificate of designations would result in a change of less than 1% to the conversion rate, then we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least 1% to the conversion rate; (ii) the conversion date of any share of STRK Stock; (iii) the day we send a notice of redemption; and (iv) the date on which a fundamental change occurs. We refer to our ability to defer adjustments as described above as the “deferral exception.”

Stockholder Rights Plans

If any shares of our class A common stock are to be issued upon conversion of any STRK Stock and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of such STRK Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our class A common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “—Conversion Rate Adjustments—Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our class A common stock, subject to potential readjustment pursuant to the provisions described in such paragraph. We currently do not have a stockholder rights plan.

Effect of Class A Common Stock Change Event

Generally

If there occurs any:

•

recapitalization, reclassification or change of our class A common stock, other than (x) changes solely resulting from a subdivision or combination of our class A common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

•	consolidation, merger, combination or binding or statutory share exchange involving us;

•	sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

•	other similar event,

and, as a result of which, our class A common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “class A common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our class A common stock would be entitled to receive on account of such class A common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,

•

from and after the effective time of such class A common stock change event, (i) the consideration due upon conversion of any STRK Stock or regular dividends paid in shares of class A common stock will be determined in the same manner as if each reference to any number of shares of class A common stock in the provisions described under this “—Conversion Rights” section or under the caption “—Regular Dividends” above, as applicable, or in any related definitions, were instead a reference to the same number of reference property units; and (ii) for purposes of the definitions of “fundamental change,” “ex-dividend date” and “record date,” (x) references to our “class A common stock” will be deemed to mean the common equity, if any, forming part of such reference property; and (y) references to our “common equity” will be deemed to mean the common equity, if any, of the issuer of the common equity, if any, forming part of such reference property; and

•

for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of common equity securities will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our class A common stock, by the holders of our class A common stock. We will notify the preferred stockholders of such weighted average as soon as practicable after such determination is made.

We will not become a party to any class A common stock change event unless its terms are consistent with the provisions described under this “—Effect of Class A Common Stock Change Event” caption.

Execution of Supplemental Instruments

On or before the date the class A common stock change event becomes effective, we and, if applicable, the resulting, surviving or transferee person (if not us) of such class A common stock change event (the “successor person”) will execute and deliver such supplemental instruments, if any, as we reasonably determine are necessary or desirable to (i) provide for subsequent adjustments to the conversion rate (and other related terms of the STRK Stock) in a manner consistent with the provisions described above; and (ii) give effect to such other provisions, if any, as we reasonably determine are appropriate to preserve the economic interests of the preferred stockholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of preferred stockholders.

Notice of Class A Common Stock Change Event

We will provide notice of each class A common stock change event to preferred stockholders no later than the second business day after the effective date of the class A common stock change event.

Exchange in Lieu of Conversion

Notwithstanding anything to the contrary, and subject to the terms of the certificate of designations, if any STRK Stock is to be submitted for conversion, we may elect to arrange to have such STRK Stock exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such STRK Stock before the close of business on the business day immediately following the conversion date for such STRK Stock, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.

Equitable Adjustments to Prices

Whenever the certificate of designations requires us to calculate the average of the last reported sale prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the conversion rate), we will make appropriate adjustments, if any, to those calculations to account for any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally” that becomes effective, or any event requiring such an adjustment to the conversion rate where the record date, ex-dividend date, effective date or expiration date, as applicable, of such event occurs, at any time during such period.

Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRK Stock

Generally

If a fundamental change occurs, then, except as described below, each preferred stockholder will have the right (the “fundamental change repurchase right”) to require us to repurchase some or all of its shares of STRK Stock for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below. We refer to a repurchase of any STRK Stock pursuant to the provisions described in this section as a “repurchase upon fundamental change.” Notwithstanding anything to the contrary, in no event will any preferred stockholder be entitled to require us to repurchase a number of shares of STRK Stock that is not a whole number.

The repurchase price (the “fundamental change repurchase price”) for a share of STRK Stock tendered for repurchase will be an amount equal to (i) the liquidation preference (or, upon ratification of the STRK Amendment, the stated amount) of such share, plus (ii) accumulated and unpaid regular dividends on such share to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date for a declared regular dividend on the STRK Stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such fundamental change repurchase date over (y) the amount of such declared regular dividend on such share.

Notice of Fundamental Change

On or before the 20th calendar day after the effective date of a fundamental change, we will send to each preferred stockholder notice of such fundamental change containing certain information set forth in the certificate of designations, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures preferred stockholders must follow to tender their STRK Stock for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to any STRK Stock, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the certificate of designations, including the certificate number of any physical certificate representing any STRK Stock to be repurchased, or must otherwise comply with the depositary procedures in the case of a global certificate.

A preferred stockholder that has delivered a fundamental change repurchase notice with respect to any STRK Stock may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the certificate of designations, including the certificate number of any physical certificate representing any STRK Stock with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global certificate.

STRK Stock to be repurchased must be delivered to the paying agent (in the case of STRK Stock represented by any physical certificate) or the depositary procedures must be complied with (in the case of STRK Stock represented by any global certificate) for the holder of such STRK Stock to be entitled to receive the fundamental change repurchase price.

Compliance with Securities Laws

We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase STRK Stock pursuant to the provisions described above conflict with any law or regulation that is applicable to us, our compliance with such law or regulation will not be considered to be a breach of those obligations.

Funds Legally Available for Payment of the Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions

Notwithstanding anything to the contrary, (i) we will not be obligated to pay the fundamental change repurchase price of any shares of STRK Stock to the extent, and only to the extent, we do not have sufficient funds legally available to pay the same; and (ii) if we do not have sufficient funds legally available to pay the fundamental change repurchase price of all shares of STRK Stock that are otherwise to be repurchased pursuant to a repurchase upon fundamental change, then (a) we will pay the maximum amount of such fundamental change repurchase price that can be paid out of funds legally available for payment, which payment will be made pro rata to each preferred stockholder based on the total number of shares of STRK Stock of such preferred stockholder that were otherwise to be repurchased pursuant to such repurchase upon fundamental change; and (b) we will cause all such shares as to which the fundamental change repurchase price was not paid to be returned to the holder(s) thereof, and such shares will be deemed to remain outstanding. We will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a fundamental change unless we have sufficient funds legally available to fully pay the maximum aggregate fundamental change repurchase price that would be payable in respect of such fundamental change on all shares of STRK Stock then outstanding.

Repurchase by Third Party

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase STRK Stock pursuant to a repurchase upon fundamental change if (i) one or more third parties conduct the repurchase offer and repurchase tendered STRK Stock in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any STRK Stock repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had we repurchased such STRK Stock.

No Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any STRK Stock, as described above, in connection with a class A common stock change event that constitutes a fundamental change pursuant to clause (ii)(2) of the definition thereof (regardless of whether such class A common stock change event also constitutes a fundamental change pursuant to any other clause of such definition), if:

•	the reference property of such class A common stock change event consists entirely of cash in U.S. dollars;

•

immediately after such fundamental change, the STRK Stock becomes convertible (pursuant to the provisions described above under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event”) into consideration that consists solely of U.S. dollars in an amount per share of STRK Stock that equals or exceeds the fundamental change repurchase price per share of STRK Stock (calculated (i) assuming that the same includes accumulated and unpaid regular dividends to, but excluding, the latest possible fundamental change repurchase date for such fundamental change; and (ii) without regard to the provision described in the second sentence of the second paragraph under the caption “—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase STRK Stock—Generally”); and

•

we timely send the notice relating to such class A common stock change event pursuant to the provisions described above under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event—Notice of Class A Common Stock Change Event” and include, in such notice, a statement that we are relying on the provisions described in this “—No Repurchase Right in Certain Circumstances” section.

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any STRK Stock as an “exempted fundamental change.”

No Preemptive Rights

Without limiting the rights of preferred stockholders described above (including in connection with the issuance of class A common stock or reference property upon conversion of the STRK Stock), the STRK Stock does not have any preemptive rights to subscribe for or purchase any of our securities.

Calculations

Responsibility; Schedule of Calculations

Except as otherwise provided in the certificate of designations, we will be responsible for making all calculations called for under the certificate of designations or the STRK Stock, including determinations of the conversion rate, the daily VWAP, the regular dividend stock price, the floor price, the last reported sale prices and accumulated regular dividends on the STRK Stock. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all preferred stockholders. We will provide a schedule of these calculations to any preferred stockholder or any beneficial owner of any STRK Stock upon written request.

Calculations Aggregated for Each Preferred Stockholder

The composition of the consideration due upon conversion of, the payment of the fundamental change repurchase price or redemption price for, and the payment on a regular dividend payment date of regular dividends on, the STRK Stock of any preferred stockholder will (in the case of a global certificate, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total number of shares of STRK Stock of such preferred stockholder being converted with the same conversion date (in the case of consideration due upon conversion), to be repurchased (in the case of payment of the fundamental change repurchase price) or redeemed (in the case of payment of the redemption price) or held by such preferred stockholder as of the close of business on the related regular record date (in the case of payment of such regular dividends), as applicable. Any cash amounts due to such preferred stockholder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Notices

We will send all notices or communications to preferred stockholders pursuant to the certificate of designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the preferred stockholders’ respective addresses shown on the register for the STRK Stock. However, in the case of STRK Stock represented by one or more global certificates, we are permitted to send notices or communications to preferred stockholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such preferred stockholders in writing.

Definitions

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on February 5, 2025.

“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.

“Class A common stock” means our class A common stock, $0.001 par value per share, subject to the provisions described above under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event.”

“Class A common stock change event” has the meaning set forth above under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event—Generally.”

“Class B common stock” means our class B common stock, $0.001 par value per share, or any other class of our common equity, if any, into which our class B common stock is reclassified or converted, or for which our class B common stock is exchanged, in connection with a transaction akin to a class A common stock change event but with respect to our class B common stock (excluding, for the avoidance of doubt, the conversion of any of our class B common stock into our class A common stock in accordance with the terms of our class B common stock).

“Close of business” means 5:00 p.m., New York City time.

“Compounded dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.”

“Conversion date” means, with respect to any share of STRK Stock, the first business day on which the requirements described above under the caption “—Conversion Rights—Conversion Procedures” to convert such share are satisfied.

“Conversion price” means, as of any time, an amount equal to (i) the liquidation preference (or, upon ratification of the STRK Amendment, the stated amount) per share of STRK Stock, divided by (ii) the conversion rate in effect at such time.

“Conversion rate” initially means 0.1000 shares of our class A common stock per share of STRK Stock, which amount is subject to adjustment as described above under the caption “—Conversion Rights—Conversion Rate Adjustments.” Whenever in this STRK Stock Annex we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately before the close of business on such date.

“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our class A common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MSTR <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our class A common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may be any of the Agents). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Deferral exception” has the meaning set forth above under the caption “—Conversion Rights—Conversion Rate Adjustments—The Deferral Exception.”

“Depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of STRK Stock.

“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global certificate representing any STRK Stock, or any beneficial interest in such certificate, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.

“Director qualification requirement” has the meaning set forth under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events—Generally.”

“Dividend junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the STRK Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend junior stock includes our class A common stock, our class B common stock and our STRD Stock. For the avoidance of doubt, dividend junior stock will not include any securities of our subsidiaries.

“Dividend parity stock” means any class or series of our stock (other than the STRK Stock) whose terms expressly provide that such class or series will rank equally with the STRK Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend parity stock will not include any securities of our subsidiaries.

“Dividend senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the STRK Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend senior stock includes our STRF Stock and our STRC Stock. For the avoidance of doubt, dividend senior stock will not include any securities of our subsidiaries.

“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our class A common stock, the first date on which shares of our class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our class A common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration date” has the meaning set forth above in paragraph (5) under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally.”

“Expiration time” has the meaning set forth above in paragraph (5) under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally.”

“Floor price” initially means $119.03 per share of class A common stock. However, the floor price will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “—Conversion Rights—Conversion Rate Adjustments.” Whenever in this STRK Stock Annex we refer to the floor price as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the floor price immediately before the close of business on such date.

“Fundamental change” means any of the following events:

(i)

either (a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); (y) any employee benefit plans of ours or our wholly owned subsidiaries; or (z) any “permitted party” (as defined below)), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common equity representing more than 50% of the voting power of all of our common equity; or (b) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); or (y) any employee benefit plans of ours or our wholly owned subsidiaries), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our class A common stock representing more than 50% of the voting power of all of our class A common stock, provided that, solely for purposes of this clause (b), none of the following will constitute beneficial ownership of our class A common stock: (x) beneficial ownership of our class B common stock; and (y) beneficial ownership by any permitted party of any of our class A common stock issued upon conversion of our class B common stock;

(ii)

the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our class A common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii); or

(iii)	our class A common stock ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our class A common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a class A common stock change event whose reference property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause

(ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

For the avoidance of doubt, references to our “class A common stock” and “common equity” in this definition will be subject to the provision described in the fifth bullet point under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event—Generally” above.

“Junior stock” means any dividend junior stock or liquidation junior stock.

“Last reported sale price” of our class A common stock or STRK Stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our class A common stock or STRK Stock, as applicable, on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our class A common stock or STRK Stock, as applicable, is then listed. If our class A common stock or STRK Stock, as applicable, is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our class A common stock or STRK Stock, as applicable, on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our class A common stock or STRK Stock, as applicable, is not so quoted on such trading day, then the last reported sale price will be the mid-point of the last bid price and the last ask price per share of our class A common stock or STRK Stock, as applicable, on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the Agents (or, if no such last bid price or last ask price is available, the fair value of one share of our class A common stock or STRK Stock, as applicable, on such trading day determined by a nationally recognized independent investment banking firm we select, which may be any of the Agents). However, if the STRK Stock is not so quoted on such trading day, then, in lieu of the calculation referred to in the preceding sentence, the last reported sale price per share of STRK Stock on such trading day will be the product of (a) the conversion rate in effect immediately before the close of business on such trading day; and (b) the last reported sale price per share of our class A common stock on such trading day (or, if such day is not a trading day with respect to our class A common stock, the immediately preceding trading day with respect to our class A common stock); provided, however, that if, on such trading day, our class A common stock is not so listed or quoted, and we are unable to obtain a last reported sale price for our class A common stock pursuant to the provision described in the immediately preceding sentence, then the last reported sale price per share of STRK Stock on such trading day will instead be the last reported sale price per share of STRK Stock on the immediately preceding trading day.

“Liquidation junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the STRK Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation junior stock includes our class A common stock, our class B common stock and our STRD Stock. For the avoidance of doubt, liquidation junior stock will not include any securities of our subsidiaries.

“Liquidation parity stock” means any class or series of our stock (other than the STRK Stock) whose terms expressly provide that such class or series will rank equally with the STRK Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation parity stock will not include any securities of our subsidiaries.

“Liquidation preference” means, as of the date of this STRK Stock Annex, $100 per share of STRK Stock; provided, however, that upon ratification of the STRK Amendment, effective immediately after the close of business on each business day on or after July 7, 2025 (and, on or after July 7, 2025, if applicable, during the course of a business day on which any sale transaction to be settled by the issuance of STRK Stock is executed, from the exact time of the first such sale transaction during such business day until the close of business of such business day), the liquidation preference per share of STRK Stock will be adjusted to be the greatest of (i) the stated amount; (ii) in the case of any business day on or after July 7, 2025 with respect to which we have, on such business day or any business day during the ten trading day period preceding such business day, executed any sale transaction to be settled by the issuance of STRK Stock, an amount equal to the last reported sale price per share of STRK Stock on the trading day immediately before such business day; and (iii) the arithmetic average of the last reported sale prices per share of STRK Stock for each trading day of the ten consecutive trading days immediately preceding such business day; provided that, for purposes of the definition of liquidation preference, the execution of the STRK Amendment will be treated as an execution of a sale transaction settled by the issuance of STRK Stock. We intend to seek common stockholder ratification of the STRK Amendment. Until such ratification has been completed, investors should treat the STRK Amendment as being subject to ratification.

“Liquidation senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the STRK Stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation senior stock includes our STRF Stock and our STRC Stock. For the avoidance of doubt, liquidation senior stock will not include any securities of our subsidiaries.

“Market disruption event” means, with respect to our class A common stock or STRK Stock, as applicable, and any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our class A common stock or STRK Stock, as applicable, is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our class A common stock or STRK Stock, as applicable, or in any options contracts or futures contracts relating to our class A common stock or STRK Stock, as applicable.

“Minimum STRK Stock conversion denomination” means, with respect to the conversion of any STRK Stock, a number of shares of STRK Stock equal to the quotient (rounded up to the nearest whole number) obtained by dividing (i) one, by (ii) the conversion rate in effect immediately before the close of business on the conversion date for such conversion.

“Number of incremental diluted shares” means the increase in the number of diluted shares of the applicable class or series of junior stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on February 5, 2025, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of junior stock).

“Open of business” means 9:00 a.m., New York City time.

“Permitted party” means any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that consists of, or includes, Michael J. Saylor, the heirs of Michael J. Saylor, or any affiliates of Michael J. Saylor or the heirs of Michael J. Saylor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Preferred stock director” means any person elected to serve as our director in connection with a regular dividend non-payment event pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.”

“Preferred stockholder,” or “holder” of any STRK Stock, means any person in whose name any share of STRK Stock is registered on the registrar’s books.

“Record date” means, with respect to any dividend or distribution on, or issuance to holders of, our class A common stock, the date fixed (whether by law, contract or our board of directors or otherwise) to determine the holders of our class A common stock that are entitled to such dividend, distribution or issuance.

A “regular dividend non-payment event” will be deemed to occur upon the occurrence of each of the following events: (i) if less than the full amount of accumulated and unpaid regular dividends (whether in cash or shares of class A common stock) on the outstanding STRK Stock have been declared and paid in respect of each of four or more consecutive regular dividend payment dates; and (ii) if less than the full amount of accumulated and unpaid regular dividends (whether in cash or shares of class A common stock) on the outstanding STRK Stock have been declared and paid in respect of each of eight or more consecutive regular dividend payment dates. A regular dividend non-payment event that has occurred will be deemed to continue until such time when all accumulated and unpaid regular dividends on the outstanding STRK Stock have been paid in full, at which time such regular dividend non-payment event will be deemed to be cured and cease to be continuing. For purposes of this definition, a regular dividend on the STRK Stock will be deemed to have been paid if such dividend is declared and cash that is sufficient to pay such dividend is set aside for the benefit of the preferred stockholders entitled thereto. For the avoidance of doubt, the regular dividend non-payment events set forth in clauses (i) and (ii) above are separate regular dividend non-payment events, each providing for a separate right to appoint a preferred stock director pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.”

“Regular dividend payment date” means each March 31, June 30, September 30 and December 31 of each year.

“Regular dividend period” means each period from, and including, a regular dividend payment date to, but excluding, the next regular dividend payment date.

“Regular dividend rate” means 8.00% per annum.

“Regular dividend stock price” means, with respect to any declared regular dividend on the STRK Stock, 95% of the daily VWAP per share of class A common stock on the third VWAP trading day preceding the regular dividend payment date for such regular dividend.

“Regular dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.”

“Regular record date” has the following meaning: (i) March 15, in the case of a regular dividend payment date occurring on March 31; (ii) June 15, in the case of a regular dividend payment date occurring on June 30; (iii) September 15, in the case of a regular dividend payment date occurring on September 30; and (iv) December 15, in the case of a regular dividend payment date occurring on December 31.

“Reference property” has the meaning set forth above under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event—Generally.”

“Reference property unit” has the meaning set forth above under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event—Generally.”

“Spin-off” has the meaning set forth above in paragraph (3)(b) under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally.”

“Spin-off valuation period” has the meaning set forth above in paragraph (3)(b) under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally.”

“Stated amount” means, upon ratification of the STRK Amendment, $100 per share of STRK Stock.

“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor person” has the meaning set forth above under the caption “—Conversion Rights—Conversion Rate Adjustments—Execution of Supplemental Instruments.”

A “tax event” will be deemed to occur if we have received an opinion of counsel experienced in such matters to the effect that, as a result of:

•

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•

a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the STRK Stock, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after January 30, 2025, there is more than an insubstantial risk that any of the outstanding STRK Stock is treated as “fast-pay stock” within the meaning of Treasury Regulation Section 1.7701(l)-3(b)(2) (or becomes subject to substantially similar successor provision).

“Tender/exchange offer valuation period” has the meaning set forth above in paragraph (5) under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally.”

“Trading day” means, with respect to our class A common stock or STRK Stock, as applicable, any day on which (i) trading in our class A common stock or STRK Stock, as applicable, generally occurs on the principal U.S. national or regional securities exchange on which our class A common stock or STRK Stock, as applicable, is then listed or, if our class A common stock or STRK Stock, as applicable, is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our class A common stock or STRK Stock, as applicable, is then traded; and (ii) there is no “market disruption event” (as defined above in this “—Definitions” section). If our class A common stock or STRK Stock, as applicable, is not so listed or traded, then “trading day” with respect to our class A common stock or STRK Stock, as applicable, means a business day.

“Voting parity stock” means, with respect to any matter as to which preferred stockholders are entitled to vote pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events” or “—Voting and Consent Rights with Respect to Specified Matters,” each class or series of outstanding dividend parity stock or liquidation parity stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, voting parity stock will not include any securities of our subsidiaries.

“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our class A common stock is then listed, or, if our class A common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our class A common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one-half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our class A common stock or in any options contracts or futures contracts relating to our class A common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our class A common stock generally occurs on the principal U.S. national or regional securities exchange on which our class A common stock is then listed or, if our class A common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our class A common stock is then traded. If our class A common stock is not so listed or traded, then “VWAP trading day” means a business day.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

Global Certificates

The STRK Stock will be initially issued in the form of one or more certificates (the “global certificates”) registered in the name of Cede & Co., as nominee of DTC, and will be deposited with the transfer agent as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global certificate. We expect that, under procedures established by DTC:

•

upon deposit of a global certificate with DTC’s custodian, DTC will credit the shares of STRK Stock represented by such global certificate to the accounts of the DTC participants designated by the Agents; and

•

ownership of beneficial interests in a global certificate will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global certificate).

Book-Entry Procedures for Global Certificates

All interests in a global certificate will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the STRK Stock. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the transfer agent or any of the Agents will be responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the Agents), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of STRK Stock who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global certificate, DTC or that nominee will be considered the sole owner or holder of the STRK Stock represented by that global certificate for all purposes under the certificate of designations. Except as provided below, owners of beneficial interests in a global certificate:

•	will not be entitled to have STRK Stock represented by the global certificate registered in their names;

•	will not receive or be entitled to receive physical, certificated STRK Stock registered in their respective names (“physical certificates”); and

•	will not be considered the owners or holders of the STRK Stock under the certificate of designations for any purpose.

As a result, each investor who owns a beneficial interest in a global certificate must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a preferred stockholder under the certificate of designations.

Payments on any global certificates will be made to DTC’s nominee as the registered holder of the global certificate. None of us, the transfer agent or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global certificate, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global certificate will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Physical Certificates

A global certificate will be exchanged, pursuant to customary procedures, for one or more physical certificates only if:

•

DTC notifies us or the transfer agent that it is unwilling or unable to continue as depositary for such global certificate or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation; or

•	we, in our sole discretion, permit the exchange of any beneficial interest in such global certificate for one or more physical certificates at the request of the owner of such beneficial interest.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership, conversion and disposition that are applicable to the shares of STRK Stock issued under this STRK Stock Annex (such shares issued hereunder referred to as “Offered Shares” for purposes of this discussion) and the ownership and disposition of our class A common stock (hereinafter referred to as “common stock” for purposes of this discussion) received in respect of the Offered Shares (including upon conversion), but does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion deals only with shares of the Offered Shares held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), by holders who purchase such shares in this offering.

This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership, conversion or disposition of the Offered Shares or the ownership or disposition of our common stock by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including, without limitation, tax-exempt organizations, insurance companies, banks or other financial institutions, dealers in securities or currencies, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, persons liable for any alternative minimum tax, “controlled foreign corporations,” “passive foreign investment companies,” persons subject to special tax accounting rules as a result of any item of gross income with respect to the Offered Shares being taken into account in an applicable financial statement, certain former citizens or former long-term residents of the United States, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, persons that will hold the Offered Shares as a position in a hedging transaction, “straddle,” constructive sale, “conversion transaction” or other risk-reduction transaction, persons that acquire any Offered Shares through the directed share program, U.S. holders (as defined herein) whose functional currency is not the U.S. dollar, “qualified foreign pension funds” as described in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, or who are otherwise subject to special treatment under the provisions of the Code.

Furthermore, this summary is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any other U.S. federal tax considerations (such as estate and gift taxes) or any state, local or non-U.S. tax considerations, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. holders.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of the Offered Shares or our common stock received in respect thereof that for U.S. federal income tax purposes is

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust or (b) the trust has validly elected to be treated as a United States person.

For the purposes of this discussion, a “non-U.S. holder” means a beneficial owner of the Offered Shares or our common stock received in respect thereof that is neither a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Offered Shares or our common stock received in respect thereof, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the Offered Shares or our common stock received in respect thereof are urged to consult their tax advisors regarding the tax considerations of acquiring, holding, converting and disposing of the Offered Shares and holding and disposing of our common stock received in respect of the Offered Shares (including upon conversion).

We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership, conversion and disposition of the Offered Shares or the ownership and disposition of our common stock received in respect of the Offered Shares (including upon conversion) or that any such position will not be sustained.

This discussion of material U.S. federal income tax considerations is not intended, and should not be construed, to be tax or legal advice to any particular investor in or holder of the Offered Shares or our common stock. Prospective investors are advised to consult their tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any tax considerations arising under the laws of any state, local or non-U.S. taxing jurisdiction or any applicable tax treaties, and the possible effect of changes in applicable tax law.

U.S. Holders

Distributions

If you are a U.S. holder, distributions made to you with respect to the Offered Shares (or common stock) will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Offered Shares (or common stock) exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in the Offered Shares (or common stock), and thereafter as capital gain which will be long-term capital gain if your holding period for the stock exceeds one year at the time of the distribution. Distributions on the Offered Shares (or common stock) constituting dividend income paid to a U.S. holder that is an individual generally will be subject to taxation at preferential rates as qualified dividend income, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Offered Shares (or common stock) constituting dividend income paid to a U.S. holder that is a corporation generally will qualify for the dividends-received deduction, subject to various limitations and the satisfaction of the applicable holding period requirements.

If we make a distribution on the Offered Shares in the form of our common stock, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. holder’s holding period for such common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because the U.S. holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against, or an applicable withholding agent may withhold such taxes from, payments of cash or shares of common stock payable to the U.S. holder, or require alternative arrangements (e.g., deposit for taxes prior to delivery of such shares or of conversion consideration). U.S. holders are urged to consult with their tax advisors regarding the tax consequences of a common stock distribution on the Offered Shares.

Dividends that exceed certain thresholds in relation to a corporate U.S. holder’s tax basis in the Offered Shares (or common stock) could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. holder that has held the Offered Shares (or common stock) for two years or less before the dividend announcement date receives an extraordinary dividend, the holder generally will be required to reduce its tax basis (but not below zero) in the Offered Shares (or common stock) with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in the Offered Shares (or common stock), the excess is treated as gain from the sale or exchange of the Offered Shares (or common stock). Non-corporate U.S. holders that receive an extraordinary dividend could, under certain circumstances, be required to treat any losses on the sale of the Offered Shares (or common stock) as long-term capital losses to the extent of the extraordinary dividends such U.S. holder receives that qualify for taxation at the preferential rates discussed above.

Deemed Distributions on the Offered Shares

Under Section 305 of the Code, U.S. holders may be treated as receiving a deemed dividend on the Offered Shares upon an increase in the liquidation preference of the Offered Shares. The matter is not entirely clear, and if our board of directors does not declare a distribution on the Offered Shares in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the Offered Shares. Furthermore, if the Offered Shares is issued at a discount to its liquidation preference, it may be subject to rules that require the accrual of such discount currently over deemed term of the Offered Shares as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. In addition, upon ratification of the STRK Amendment, the liquidation preference of the STRK Stock is subject to adjustment in the manner described in the STRK Stock certificate of designations, which adjustments may give rise to a deemed distribution to holders of the Offered Shares. Although the matter is not entirely clear, we believe such a deferred dividend or discount (or, upon ratification of the STRK Amendment, adjustment of the liquidation preference of the STRK Stock in accordance with its terms) should not be treated as giving rise to a deemed distribution on the Offered Shares, but in light of this uncertainty, the IRS or an applicable withholding agent could take a contrary position.

In each case of the foregoing, if the IRS or an applicable withholding agent takes a contrary position, you may be required to include a deemed dividend in income currently with respect to the Offered Shares even though you have not received a cash payment. Further, because deemed distributions received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because the U.S. holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against, or an applicable withholding agent may withhold such taxes from, payments of cash or shares of common stock payable to the U.S. holder, or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration).

Sale or Redemption of Offered Shares or Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange, redemption (including a repurchase) (other than a redemption that is treated as a distribution, as discussed below) or other disposition (other than a conversion) of the Offered Shares (or common stock) equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the stock so disposed. The capital gain or loss generally will be long-term capital gain or loss if your holding period for the stock exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers generally are taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

A redemption (including a repurchase) of the Offered Shares (or common stock) will be treated as a sale or exchange described in the preceding paragraph if the redemption, based on the facts and circumstances, is treated for U.S. federal income tax purposes as (i) a “complete termination” of your equity interest in us, (ii) a “substantially disproportionate” redemption of our stock with respect to you, or (iii) being “not essentially equivalent to a dividend” with respect to you, each within the meaning of Section 302 of the Code. In determining whether any of these tests has been met, you must take into account not only the Offered Shares and other equity interests in us that you actually own but also other equity interests in us that you constructively own under U.S. federal income tax rules, as well as any rights you may have to vote for the election of board members. A U.S. holder that owns (actually or constructively) only an insubstantial percentage of our total equity interests and that exercises no control or management over our affairs may be entitled to sale or exchange treatment on a redemption of the Offered Shares if such holder experiences any reduction in its equity interest (taking into account any constructively owned equity interests) as a result of the redemption.

If you meet none of the alternative tests described above, the redemption will be treated as a distribution subject to the rules described under “U.S. Holders—Distributions.” If a redemption of the Offered Shares is treated as a distribution that is taxable as a dividend, you are urged to consult your tax advisor regarding the allocation of your tax basis in the redeemed and remaining shares of STRK Stock.

Because the determination as to whether any of the alternative tests described above is satisfied with respect to any particular U.S. holder of the Offered Shares will depend upon the facts and circumstances as of the time the determination is made, you are urged to consult your tax advisor regarding the tax treatment of a redemption.

Conversion of Offered Shares into Common Stock

A U.S. holder generally will not recognize any income, gain or loss upon the receipt of common stock upon the conversion of Offered Shares, except to the extent of dividends in arrears and cash received in lieu of a fractional share of common stock, each as described below. Except to the extent of common stock treated as received in respect of any dividends in arrears as described below, the adjusted tax basis of common stock received upon conversion generally will equal the adjusted tax basis of our Offered Shares converted (reduced by the portion of adjusted tax basis allocated to any fractional shares of common stock exchanged for cash, as described below), and the holding period of such common stock received on conversion will generally include the period during which the U.S. holder held the Offered Shares prior to conversion.

Cash received in lieu of a fractional share of common stock will generally be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional share.

If our board of directors does not declare a distribution on the Offered Shares in respect of any dividend period before the related dividend payment date, such deferred and unpaid dividend may be treated as dividends in arrears in the event of a conversion. Although it is not free from doubt, we intend to treat any such deferred dividend (and any dividend that has been declared and not yet paid as well as any accrued but unpaid dividend in the then-current dividend period) as dividends in arrears for these purposes (all such dividends hereinafter referred to as “Dividends in Arrears”). Common stock received upon conversion in respect of Dividends in Arrears on the Offered Shares will be treated as described above under “—Distributions.”

In the event a U.S. holder’s Offered Shares is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. holders should consult their tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Because payments of common stock in respect of Dividends in Arrears will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding (as described below under “Information Reporting and Backup Withholding”) on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), we (or an applicable withholding agent) may set off such payments against, or withhold such taxes from, shares of common stock payable to such holder or current or subsequent payments of cash, or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration).

Exchange in Lieu of Conversion

If a U.S. holder surrenders Offered Shares for conversion and such Offered Shares are exchanged with a designated financial institution, as described under “Description of STRK Stock—Conversion Rights—Exchange in Lieu of Conversion,” the U.S. holder will be required to recognize gain or loss as described under “—Sale or Redemption of Offered Shares or Common Stock.” In such case, the U.S. holder’s tax basis in the common stock received will equal the fair market value of the stock on the date of the exchange, and the U.S. holder’s holding period in the common stock received will begin on the day after the date of the exchange.

Adjustment of Conversion Rate

The conversion rate of STRK Stock is subject to adjustment under certain circumstances. Treasury Regulations promulgated under Section 305 of the Code would treat a U.S. holder of Offered Shares as having received a deemed distribution includable in such U.S. holder’s income in the manner described under “—Distributions,” above, if and to the extent that certain adjustments in the conversion rate (or failures to adjust the conversion rate) increase the proportionate interest of the U.S. holder in our assets or earnings and profits. For example, an increase in the conversion rate to reflect a taxable dividend to holders of common stock will generally give rise to a deemed taxable dividend to the holders of STRK Stock to the extent of any such holder’s allocable portion of our current or accumulated earnings and profits. Thus, under certain circumstances, U.S. holders may recognize income in the event of a deemed distribution even though they may not receive any cash or property. Further, because deemed distributions received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because the U.S. holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against, or an applicable withholding agent may withhold such taxes from, payments of cash or shares of common stock payable to the U.S. holder, or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration). Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of Offered Shares, however, generally will not be considered to result in a deemed dividend distribution.

Under rules currently in effect, we are generally required to report the amount of any deemed distributions on our website or to the IRS and to holders of STRK Stock not exempt from reporting. The IRS has proposed Treasury Regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide, among other things, that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after conversion rate adjustment) without the adjustment, and (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of STRK Stock and the date of the actual distribution of cash or property that results in the deemed distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of Offered Shares and withholding agents may rely on them prior to that date under certain circumstances.

Possible Effect of a Class A Common Stock Change Event, Merger or Other Similar Transaction

In certain situations, the Offered Shares issuer may change or such Offered Shares may become convertible or exchangeable into shares of an acquirer or other consideration. Depending on the circumstances, such an event could result in a deemed taxable exchange of the Offered Shares for U.S. federal income tax purposes, and the modified preferred stock could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. Furthermore, depending on the circumstances, subsequent to any such event, the U.S. federal income tax consequences of the exchange or conversion of the Offered Shares as well as the ownership of the Offered Shares (including the application of any tax reporting requirements under the Fast-Pay Stock Regulations discussed in this discussion) and the shares of our class A common stock may be different from the U.S. federal income tax consequences addressed in this discussion. A U.S. holder should consult its tax advisor regarding the U.S. federal income tax consequences of such an event.

Non-U.S. Holders

Distributions

Generally, subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” distributions (including distributions on the Offered Shares in the form of shares of our common stock) treated as dividends, as described above under “U.S. Holders—Distributions,” paid to a non-U.S. holder with respect to the Offered Shares (or common stock) that are not effectively connected with the conduct of a trade or business within the United States will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes to the withholding agent a properly executed IRS Form W-8BEN or Form W-8BEN-E (or suitable substitute form) certifying that such holder is eligible for treaty benefits. Withholding may also be required in respect of dividends paid to a non-U.S. holder if certain reporting information is not provided, as described below under “—FATCA.” If you are subject to withholding at a rate in excess of a reduced rate for which you are eligible under a tax treaty or otherwise, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate by filing a refund claim with the IRS. Investors are encouraged to consult with their tax advisors regarding the possible implications of these withholding requirements on their investment in the Offered Shares (or common stock).

Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” dividends paid to you that are effectively connected with your conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment you maintain in the United States, are taxed on a net-income basis at the regular rates and in the manner applicable to U.S. persons. You generally will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding tax. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Because distributions made in the form of shares of our common stock will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay withholding on behalf of a non-U.S. holder (because such non-U.S. holder failed to establish an exemption from dividend withholding), we may, at our option, set off such payments against, or an applicable withholding agent may withhold such taxes from, shares of common stock payable to such holder or current or subsequent payments of cash, or require alternative arrangements (e.g., deposit for taxes prior to delivery of such shares or of conversion consideration).

Sale or Redemption of Offered Shares or Common Stock

Subject to the discussion below under “Information Reporting and Backup Withholding,” you generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on a sale, exchange or other taxable disposition of the Offered Shares (or common stock), other than a redemption that is treated as a distribution as discussed below, unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States;

•	you are a nonresident alien individual that is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or

•

the Offered Shares (or common stock) constitutes a U.S. real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition of the Offered Shares (or common stock) or the period that the non-U.S. holder held the Offered Shares (or common stock).

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. A non-U.S. holder that is a foreign corporation will be subject to tax on such gain at regular U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain recognized, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC.

A payment made to you in redemption of the Offered Shares may be treated as a dividend, rather than as a payment in exchange for the stock, in the circumstances discussed above under “U.S. Holders—Sale or Redemption of Offered Shares or Common Stock,” in which event the payment would be subject to tax as discussed above under “Non-U.S. Holders—Distributions.”

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Conversion of Offered Shares into Common Stock

Non-U.S. holders generally will not recognize any gain or loss by reason of receiving common stock in exchange for Offered Shares upon conversion of our Offered Shares, except that (1) gain or loss will be recognized with respect to any cash received in lieu of a fractional share and will be subject to the treatment described above under “—Sale or Redemption of Offered Shares or Common Stock” and (2) common stock received in respect of Dividends in Arrears should be treated in the manner described above under “U.S. Holders—Conversion of Offered Shares into Common Stock.” In the case of payments described in (2), a withholding agent may withhold 30% of such amount as described under “—Distributions.” Non-U.S. holders should consult their own tax advisors to determine the specific tax treatment of the common stock received in respect of Dividends in Arrears. Because payments of common stock in respect of Dividends in Arrears will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay withholding on behalf of a non-U.S. holder (because such non-U.S. holder failed to establish an exemption from dividend withholding), we may, at our option, set off such payments against, or an applicable withholding agent may withhold such taxes from, shares of common stock payable to such holder or current or subsequent payments of cash, or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration).

Deemed Distributions on the Offered Shares

As described above under “U.S. Holders—Deemed Distributions on the Offered Shares,” if our board of directors does not declare a distribution on the Offered Shares in respect of any dividend period before the related dividend payment date or the Offered Shares were issued at a discount (or, upon ratification of the STRK Amendment, upon an adjustment to the liquidation preference of the Offered Shares), the holder may be treated as receiving a deemed distribution. Furthermore, as described above under “U.S. Holders—Adjustment of Conversion Rate,” adjustments in the conversion rate (or failures to adjust the conversion rate) of STRK Stock that result in an increase in the proportionate interest of a non-U.S. holder in our assets or earnings and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under “—Distributions.” If we (or an applicable withholding agent) pay withholding on behalf of a non-U.S. holder (because such non-U.S. holder failed to establish an exemption from dividend withholding), we (or an applicable withholding agent) may set off such payments against, or withhold such taxes from, shares of common stock payable to such holder or current or subsequent payments of cash, or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration).

Multiple Issuances of STRK Stock—Effect of Fungible Trading

We will issue Offered Shares from time to time under this STRK Stock Annex, and may otherwise issue shares of STRK Stock (or resell any shares of STRK Stock that we or any of our subsidiaries have purchased or otherwise acquired) from time to time (such issued or resold shares, the “Additional Shares”). If your Offered Shares trade under the same CUSIP or other identifying number as that of other shares of STRK Stock, those other shares may not be distinguishable from your shares by persons such as subsequent purchasers and withholding agents. If we issue any shares of STRK Stock—whether Offered Shares or Additional Shares that have a different, and potentially adverse, tax profile or treatment for U.S. federal income tax purposes from your Offered Shares, such profile or treatment could adversely impact your Offered Shares because of the inability to distinguish between your Offered Shares and the shares of STRK Stock subject to such adverse treatment. For example, adverse tax treatment of any shares of STRK Stock could negatively impact the trading price of all shares of STRK Stock in light of fungible trading of all such shares. In addition, the IRS could treat your Offered Shares as subject to the adverse tax consequences applicable to other shares of STRK Stock unless you are able to demonstrate that you acquired your Offered Shares in a specific offering and did not hold such other shares of the STRK Stock that are subject to adverse consequences. Preferred stockholders are urged to consult their tax advisors regarding these tax considerations.

Please also review the discussion below under “Fast-Pay Stock Regulations” for a discussion about the potential application of those rules to the STRK Stock (including the Offered Shares).

Extraordinary Dividends

If any shares of STRK Stock are issued at a price that exceeds their liquidation preference, such shares of STRK Stock would constitute “disqualified preferred stock” for purposes of the extraordinary dividend rules. Upon ratification of the STRK Amendment, the liquidation preference of the STRK Stock is subject to adjustment in the manner described in the STRK Stock certificate of designations, which adjustments may be taken into account for purposes of disqualified preferred stock determination. Even if your Offered Shares is not issued at such a price, due to fungible trading of the STRK Stock, your Offered Shares may be considered disqualified preferred stock unless you can clearly demonstrate that you purchased the Offered Shares in an offering other than one in which shares of STRK Stock are issued at a price that exceeds their liquidation preference. If the Offered Shares held by a corporate U.S. holder were considered disqualified preferred stock (including because such shares are indistinguishable from other shares of STRK Stock that are disqualified preferred stock) for any dividend received, the holder generally will be required to reduce its tax basis (but not below zero) in the Offered Shares with respect to which the dividend is received by the non-taxed portion of the dividend. Please also review the discussion above under “U.S. Holders—Distributions” for a discussion of extraordinary dividends.

Sales at a Discount

As discussed above under “U.S. Holders—Deemed Distributions on the Offered Shares,” if shares of STRK Stock (including Offered Shares) are sold at a discount, such shares may be subject to rules that require the accrual of such discount (or a greater discount that applies to any other shares of STRK Stock) currently over the deemed term of the STRK Stock as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. Due to fungible trading of the STRK Stock, the IRS or a withholding agent may treat any such discount as resulting in deemed distributions with respect to all shares of STRK Stock, including those not issued at a discount (or issued at a lesser discount). Because any such deemed distributions received by a holder would not give rise to any cash from which any applicable withholding could be satisfied, an applicable withholding agent may withhold such taxes from payments of cash or shares of common stock payable to the holder or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration).

Fast-Pay Stock Regulations

Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. In addition, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant) (for such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the STRK Stock) or is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.

The determination of whether stock is fast-pay stock is based on all the facts and circumstances. To determine if it is fast-pay stock, stock is examined when issued, and, for stock that is not fast-pay stock when issued, when there is a significant modification in the terms of the stock or the related agreements or a significant change in the relevant facts and circumstances. The relevant tax regulations do not indicate the types of significant changes in facts and circumstances that are intended to give rise to such a determination.

We do not intend to issue any shares of STRK Stock that would be treated as fast-pay stock, and we do not believe that we structured any Offered Shares, or will structure any Additional Shares, such that dividends paid by us with respect to the STRK Stock will be economically a return of a stockholder’s investment. Moreover, we have obtained, and we intend to obtain in the future, advice of counsel in connection with offerings of STRK Stock for the purpose of analyzing the consequences of issuing such shares, including in light of any legal developments regarding the definition of fast-pay stock.

It is possible, however, that Offered Shares or Additional Shares may be issued at a premium above their liquidation preference. Based on the expected overall circumstances of an offering of the Offered Shares or Additional Shares (such as our general expectation that the value of the conversion option would, at issuance, exceed the amount of any such premium and certain other factors) (and, upon ratification of the STRK Amendment, as the liquidation preference of the STRK Stock is subject to adjustment in the manner described in the STRK Stock certificate of designations), it is generally not expected that the Offered Shares or Additional Shares would be issued at such a level of premium above their liquidation preference at the time of sale of such Offered Shares or Additional Shares so as to implication the fast-pay stock rules. Nonetheless, there may be increased risk that the IRS could assert that such Offered Shares or Additional Shares constitutes fast-pay stock.

Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on IRS Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Furthermore, certain material advisors would also be required to file a disclosure statement with the IRS. If we determine that we are required to file an IRS Form 8886 (including a protective filing) in connection with the potential issuance of fast-pay stock with respect to any STRK Stock, we intend to provide public notice to the applicable holders of the STRK Stock, which notice may be by a press release, by publication on our investor relations website, or by filing a current report on Form 8-K with the Securities and Exchange Commission.

Notwithstanding our intent not to issue STRK Stock that would be fast-pay stock, the rules regarding the definition of fast-pay stock are unclear in certain respects and, therefore, the IRS could disagree with our determination and treat Offered Shares or Additional Shares as fast-pay stock. In addition, as discussed above under “—Multiple Issuances of STRK Stock—Effect of Fungible Trading,” the treatment of any shares of STRK Stock as fast-pay stock could affect other shares of STRK Stock if all such shares are indistinguishable with each other because they have the same CUSIP or other identifying number. Accordingly, even if your Offered Shares are not fast-pay stock, if the IRS treated any shares of STRK Stock as fast-pay stock, you might be required to demonstrate to the IRS that you purchased your Offered Shares in a different issuance in order to avoid fast-pay stock treatment.

Furthermore, treatment of any shares of STRK Stock as fast-pay stock could adversely affect the trading price of all shares of STRK Stock. Accordingly, holders are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences to an investment in the Offered Shares.

Information Reporting and Backup Withholding

In general, information reporting will apply with respect to the payment of distributions (including deemed distributions) on the Offered Shares and the payment of proceeds on the sale or other taxable disposition of the Offered Shares, unless a U.S. holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

We must report annually to the IRS and to each non-U.S. holder the amount of distributions (including, for this purpose, deemed distributions) paid to such holder and any tax withheld with respect to any dividends, regardless of whether withholding was required. Copies of the information returns reporting distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Non-U.S. holders may be subject to backup withholding unless the non-U.S. holder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) that it is not a U.S. person (and the withholding agent does not have actual knowledge or reason to know that such holder is a U.S. person) or such holder otherwise establishes an exemption from backup withholding.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder or non-U.S. holder is allowable as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) and related IRS guidance concerning FATCA impose a 30% U.S. withholding tax on dividends (including, for this purpose, deemed dividends) in respect of Offered Shares made to a non-U.S. entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the Offered Shares, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final

Treasury Regulations are issued. We will not pay any additional amounts to holders of the Offered Shares in respect of any amounts withheld. Prospective investors are urged to consult their tax advisors regarding the possible implications of these rules for their investment in the Offered Shares.

Prospective investors should consult their tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Offered Shares.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with the Agents, under which we may offer and sell up to $20,340,632,356.64 of our shares of STRK Stock under this STRK Stock Annex from time to time through the Agents acting as our sales agents, or their respective broker-dealer affiliates (each such entity, a “Selling Agent”). Sales of our STRK Stock, if any, under this STRK Stock Annex may be made by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act or any other method permitted by law, which may include negotiated transactions or block trades. We entered into the Sales Agreement on November 4, 2025.

Because there is no minimum offering amount required as a condition to effect this offering of securities under this STRK Stock Annex, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for this offering, excluding any commissions or expense reimbursement payable to the Agents under the terms of the Sales Agreement, will be approximately $300,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

The offering of our securities pursuant to this STRK Stock Annex and the accompanying base prospectus supplement will terminate upon the earlier of (i) the sale of all securities subject to this STRK Stock Annex, (ii) the termination of this offering in accordance with the terms of the Sales Agreement and (iii) the termination of the Sales Agreement as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

LEGAL MATTERS

Certain legal matters with respect to the offering of STRK Stock will be passed upon for us by Latham & Watkins LLP. The Agents are being represented by Davis Polk & Wardwell LLP in connection with the offerings of securities hereunder.

8.00% Series A Perpetual Strike Preferred Stock

PROSPECTUS SUPPLEMENT

STRK STOCK ANNEX

TD Securities	Barclays	The Benchmark Company	BTIG

Canaccord Genuity	Cantor	Clear Street	Compass Point

H.C. Wainwright & Co.	Keefe, Bruyette & Woods A Stifel Company	Maxim Group LLC	Mizuho

Morgan Stanley	Santander	SOCIETE GENERALE	Texas Capital Securities

November 4, 2025